       As filed with the Securities and Exchange Commission on July 27, 1999
                            Registration No. 333-76999*

                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC 20549

                               AMENDMENT NUMBER 1 TO
                                      FORM S-1
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     MIDWEST MEDICAL INSURANCE HOLDING COMPANY
               (Exact name of registrant as specified in its Charter)

      State or other jurisdiction of incorporation or organization:  Minnesota
           Primary Standard Industrial Classification Code Number:  6749
                  IRS Employer Identification Number:  41-1625287

                        6600 France Avenue South, Suite 245
                       Minneapolis, MN  55435, (612) 922-5445
                (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive offices)

                             David P. Bounk, President
                     Midwest Medical Insurance Holding Company
                        6600 France Avenue South, Suite 245
                       Minneapolis, MN  55435, (612) 922-5445
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

                                     COPIES TO:
                              Ross C. Formell, Esq.
                              Best & Flanagan LLP
                              4000 U.S. Bank Place
                              601 Second Avenue South
                              Minneapolis, MN  55402

                                   ---------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as possible after the effective date of this registration statement. If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.    X
                                 ---

                                   ---------

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Title of Each                                Proposed       Proposed
Class of                                     Maximum        Maximum
Securities               Amount              Offering       Aggregate           Amount of
to be                    to be               Price          Offering            Registration
Registered               Registered          Per Unit       Price               Fee
----------               ----------          --------       --------------      ------------
Class A Common Stock     20,000 shares       $1,080(1)      $21,600,000(1)      $6,372.00


(1) Estimated solely for the purpose of calculating the registration fee, based upon book value of securities of the registrant to be issued as of December 31, 1998.



     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

* THIS FILING ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NUMBER 2 TO THE REGISTRANT'S FORM S-1 FILING, REGISTRATION NUMBER 333-29047, PURSUANT TO RULE 429.

                              CROSS REFERENCE SHEET

                    Pursuant to Rule 501(b) of Regulation S-K

Form S-1 Item Number and Caption                  Location in the Prospectus
--------------------------------                  --------------------------
1.  Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus       Cover Page

2.  Inside Front and Outside Back Cover Pages
     of Prospectus                                Inside Front Cover Page;
                                                  Outside Back Cover Page

3.  Summary Information, Risk Factors, and
     Ratio of Earnings to Fixed Charges           PROSPECTUS SUMMARY

4.  Use of Proceeds                               Not Applicable

5.  Determination of Offering Price               THE OFFERING

6.  Dilution                                      Not Applicable

7.  Selling Security Holders                      Not Applicable

8.  Plan of Distribution                          THE OFFERING

9.  Description of Securities to be Registered    DESCRIPTION OF CAPITALSTOCK

10. Interests of Named Experts and Counsel        Not Applicable

11. Information with Respect to the Registrant    SELECTED FINANCIAL
                                                  INFORMATION; MANAGEMENT'S
                                                  DISCUSSION AND ANALYSIS OF
                                                  FINANCIAL CONDITION AND
                                                  RESULTS OF OPERATIONS;
                                                  BUSINESS; MANAGEMENT;
                                                  DESCRIPTION OF CAPITAL STOCK;
                                                  FINANCIAL STATEMENTS

12. Disclosure of Commission Position on
     Indemnification for Securities
     Act Liabilities                              Not Applicable

PROSPECTUS


                    MIDWEST MEDICAL INSURANCE HOLDING COMPANY


                      35,000 shares of Class A Common Stock


     Shares of Class A Common Stock, are being offered by Midwest Medical Insurance Holding Company ("Midwest Holding") only to purchasers of insurance from Midwest Holding's wholly-owned subsidiary, Midwest Medical Insurance Company. Midwest Medical is a physician-controlled medical malpractice insurance company which provides professional liability insurance to physicians in Minnesota, Iowa, Nebraska, Wisconsin, Illinois, North Dakota and South Dakota. These shares are offered and issued to you as part of your purchase of insurance form Midwest Medical. You are not required to pay anything for these shares in addition to your insurance premiums. You will earn these shares each day you are insured by Midwest Medical. Policyholders in Nebraska receive fewer shares than policyholders of other states due to the lower premiums charged by Midwest Medical in Nebraska. New purchasers of insurance will not actually receive these shares until they have been continuously insured by Midwest Medical for at least five years. See "The Offering."




     You may not transfer, sell or assign these shares to anyone else. These shares must be redeemed by Midwest Holding at net book value, excluding the value of Midwest Medical (Midwest Holding's principal asset), upon your termination of your insurance coverage with Midwest Medical for any reason. See "Description of Capital Stock." As of December 31, 1998, the redemption value of Midwest Holding was $64.81 per share.


                              --------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
              COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

                    The date of this Prospectus is July 26, 1999.

     No one is authorized to give you any information about this offering, or to make any representations about this offering to you, other than those contained in this prospectus. If someone does, you cannot rely upon that information or representation. The delivery of this prospectus and distribution of the shares does not imply that there has been no change in Midwest Holding's affairs since the date of this prospectus, or that the information is correct as of any later date. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities other than these shares.

                                TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

Selected Financial Information . . . . . . . . . . . . . . . . . . . . . . . . .    5

Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

Management's Discussion and Analysis of Financial Condition and Results
   of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

Description of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   29

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

Index to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . .   32

APPENDIX - Allocation schedule . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

                                  PROSPECTUS SUMMARY


     The entire following summary is qualified by the more detailed information and the consolidated financial statements and notes appearing elsewhere in this prospectus. This should be read along with the information on the cover page.

THE COMPANIES

     Midwest Medical is in the business of providing professional liability insurance to physicians. It also provides such insurance, as well as general and umbrella excess liability insurance, to clinics, hospitals and healthcare systems. It is a wholly-owned subsidiary of Midwest Holding. The address and telephone number of the principal executive offices of Midwest Holding and Midwest Medical are: 6600 France Avenue South, Suite 245, Minneapolis, Minnesota 55435; (612) 922-5445.



THE SHARES

     You will not receive a certificate for these shares. These shares may be owned by individual physicians or by individual physicians jointly with the legal entities in which they practice. In the latter case, only the physicians can vote the shares. See "Description Of Capital Stock."


     You are entitled to only one vote, regardless of the number of the shares you hold. The Minnesota Medical Association holds the single class B common share of Midwest Holding presently outstanding. This gives it the exclusive right to vote for the election of directors. The holders of these shares, at any time, may vote to cause Midwest Holding to redeem the class B common share for $1,000. If they do this, they will obtain the right to elect directors.

                                  THE OFFERING

     These shares are being offered only to purchasers of insurance from Midwest Medical, who will earn shares each day they are insured by Midwest Medical. Purchasers of insurance are not required to pay anything for the shares in addition to their insurance premiums. The shares will be allocated semi-annually, according to the allocation schedule, which is set forth in the appendix to this Prospectus. The shares allocated to new purchasers of insurance are not issued until the end of five years of continuous coverage by Midwest Medical. Termination of coverage before the completion of five years of coverage will result in a forfeiture of accrued but unissued shares. Persons who were purchasers of insurance from the Iowa Physician's Mutual Insurance Trust or Medical Liability Mutual Insurance Company of Nebraska at the time of the merger between those entities and Midwest Medical, were not subject to the five-year vesting requirement. Those persons were issued shares upon completion of those transactions and shares they accrue currently are deemed issued when they are allocated.


     The allocation schedule contained in the Appendix lists the number of shares accrued by each physician for each year of insurance coverage based upon his or her insurance risk class. The risk class each physician is assigned is based on his or her medical specialty and is the same risk class to which the physician has been assigned by Midwest Medical for purposes of writing the professional liability insurance for the physician. Annual insurance premiums are based on these risk classes. The number of shares shown in the table therefore reflect, indirectly, the relative premiums paid to Midwest Medical by each policyholder. This has changed since Midwest Medical began its business. Midwest Holding reserves the right to change the allocation schedule in the future.


     The shares allocated to Nebraska physicians are reduced because policy limits, and therefore premiums, are lower in Nebraska. The amount of this reduction is determined by Midwest Medical's regular external actuaries to adjust for the difference between the policy limit of policies issued in Nebraska as compared to the base policy limit issued by Midwest Medical in all other states in which it does business. Currently, a Nebraska policyholder of Midwest Medical would be allocated the right to receive 58.1% of the shares of Midwest Holding otherwise indicated by the allocation schedule. This is based upon current information and policy limits, and the factor used may be recalculated from time-to-time.


     No certificates for these shares are issued.   Although the shares have
been registered under the Securities Act of 1933 and state securities laws, they are nontransferable, and there is no market in which they may be sold. Upon termination of a physician's insurance policy with Midwest Medical for any reason, the shares must be redeemed by Midwest Holding. See "Description Of Capital Stock."


     No independent brokers, dealers, or underwriters have been engaged to represent Midwest Holding in this offering and no commissions will be paid to any person. These shares will be offered and sold solely by officers of Midwest Holding.

                         SELECTED FINANCIAL INFORMATION

     The following selected financial data of Midwest Holding for the five years ended December 31, 1998 are derived from the audited financial statements of Midwest Holding. The financial data for the three-month period, ended March 31, 1999 and 1998 are derived from unaudited statements. The unaudited statements include all adjustments, consisting of normal recurring accruals, which Midwest Holding considers necessary for a fair representation of the financial position and the results of operations for these periods. This data should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this prospectus.



                                                                   YEAR ENDED DECEMBER 31           THREE MONTHS ENDED MARCH 31

             OPERATIONS DATA                   1994(2)       1995(2)      1996(1)      1997(1)     1998(1)       1998        1999
-----------------------------------------------------------------------------------------------------------      ----        ----
                                                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net premiums earned                           $  26,246     $  29,798    $  31,177   $  32,916    $  35,014   $  10,291  $  10,512
Net investment and other income                  11,509        14,258       15,558      19,276       21,404       6,437     10,049
                                            ----------------------------------------------------------------------------------------
Total revenue                                    37,755        44,056       46,735      52,192       56,418      16,728     20,561

Loss and loss adjustment expenses                11,334        37,560       32,257      31,834       37,494       9,285      9,485
Underwriting and other operating expenses         5,509         6,482        5,539       6,595       10,287       2,978      4,044
                                            ----------------------------------------------------------------------------------------
                                                 16,843        44,042       37,796      38,429       47,781      12,263     13,529
                                            ----------------------------------------------------------------------------------------
Income before income taxes                       20,912            14        8,939      13,763        8,637       4,465      7,032
Income taxes (benefit)                            6,417        (1,711)       1,458       4,463        2,689       1,563      2,463
                                            ----------------------------------------------------------------------------------------
Net income                                    $  14,495     $   1,725    $   7,481   $   9,300    $   5,948       2,902      4,569
                                            ----------------------------------------------------------------------------------------
Net income per common share -- assuming
dilution                                      $  114.84     $   13.74    $   58.33   $   70.23    $   43.65   $   21.68  $   32.45
Number of shares used in per share
calculation                                     126,222       125,536(3)   128,259     132,427      136,251     133,881    140,802


Net income/total revenue                           38.4%          3.9%        16.0%       17.8%        10.5%       17.3%      22.2%

Return on average equity                           15.8%          1.7%         6.5%        7.4%         4.2%        2.4%       3.5%

                                                                            DECEMBER 31                                 MARCH 31
            FINANCIAL CONDITION                  1994(2)        1995(2)       1996(2)        1997(1)       1998(1)        1999
                                            ----------------------------------------------------------------------------------------
                                                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS
Fixed maturities at fair value                  $174,203       $182,817      $183,561      $ 171,975      $164,652      $156,862
Equity securities at fair value                   19,782         28,311        38,001         49,759        86,553        86,718
Short-term investments                             9,755         15,015         7,898         13,909         3,556         8,703
Other                                                  -              -             -         10,000        10,000        10,000
                                              --------------------------------------------------------------------------------------
Total investments                                203,740        226,143       229,460        245,643       264,761       262,283

Reinsurance recoverable                           23,637         25,112        22,174         19,117        16,499        19,786
Other assets                                      19,100         13,329        10,359         10,755        14,223        41,607
                                              --------------------------------------------------------------------------------------
Total assets                                    $246,477       $264,584      $261,993      $ 275,515      $295,483       323,676
                                              --------------------------------------------------------------------------------------
LIABILITIES
Unpaid losses and loss adjustment expenses
                                                $110,967       $120,264      $110,037      $ 107,806      $110,964       111,612
Other liabilities                                 38,358         34,053        33,074         33,942        33,926        59,594
                                              --------------------------------------------------------------------------------------
                                                 149,325        154,317       143,111        141,748       144,890       171,206
REDEEMABLE STOCK
Class A and Class B Common Stock at
redemption value                                   7,712          6,975         7,604          7,477         8,147         7,630

OTHER SHAREHOLDERS' EQUITY
                                                  89,440        103,292       111,278        126,290       142,446       144,840
                                              --------------------------------------------------------------------------------------
Total liabilities, redeemable stock and
shareholders' equity                            $246,477       $264,584      $261,993      $ 275,515      $295,483       323,676

Midwest Medical Insurance Holding Company:

       Class A Common shares issued and
       outstanding                               116,855(3)     116,251(3)    118,209        121,322       125,682       127,873
       Redemption value per share               $  66.00       $  60.00      $  64.33      $   61.63      $  64.81      $  64.81

       Class A Common shares redeemed
                                                  12,640         12,424        10,272         10,306         9,005         1,031
       Amount paid to terminating
       policyholders upon redemption            $    840       $    829      $    608      $     648      $    523      $     66


---------------------------------------


(1) Amounts derived from audited consolidated financial statements of Midwest Holding included in this prospectus.
(2) Amounts derived from audited consolidated financial statements of Midwest Holding.
(3) Includes pro forma shares computed to give retroactive effect to the merger of Midwest Holding/Midwest Medical with Medical Liability Mutual Insurance Company of Nebraska. See Note 1 to the consolidated financial statements included in this prospectus.

                                    BUSINESS

     BACKGROUND. Midwest Medical was originally organized in 1980 under the direction of the Minnesota Medical Association to provide professional liability insurance to Minnesota physicians who were its members. At that time, claims and awards in medical malpractice cases had been increasing dramatically, and physicians were faced with substantial premium increases and a declining number of insurers offering medical malpractice coverage. The business was reorganized in 1988 into a stock insurance company, Midwest Medical, wholly owned by a holding company, Midwest Holding, which could pursue other business opportunities. The reorganization also was effected to give physicians a limited equity interest in their malpractice insurer, which would give them input into the operations of the insurer and an opportunity to share in any profits, while preserving the capital and surplus of Midwest Medical. On July 1, 1993, the Iowa physician-owned malpractice insurer, Iowa Physician's Mutual Insurance Trust, was merged into Midwest Medical, and on June 5, 1996, the Nebraska physician-owned malpractice insurer, Medical Liability Mutual Insurance Company of Nebraska, was merged into Midwest Medical.


     Midwest Medical now provides professional liability insurance to physicians and clinics in Minnesota, Iowa, Nebraska, Wisconsin, Illinois, North Dakota and South Dakota. Professional liability, general liability and umbrella excess liability insurance is also available to hospitals, and healthcare systems through Midwest Medical. Midwest Medical has had the sponsorship of the Minnesota Medical Association since inception and also has the sponsorship of the Iowa and North Dakota medical associations.


     During 1997, Midwest Holding formed Midwest Medical Solutions, Inc. as a business development company to strengthen and promote the independence and interdependencies of physicians, clinics and hospitals served by Midwest Medical. Solutions is currently considering several business development opportunities. These include practice enhancement, strategic consulting, and electronic processing and integration services and support. Solutions purchased the assets of MedPower Information Services, Inc. effective January 1, 1998. Solutions then contributed those assets to its newly formed, wholly-owned subsidiary, MedPower Information Resources, Inc. MedPower processes and electronically submits medical claims for over 100 healthcare providers in the Upper Midwest. MedPower also provides various information consulting and network support services. Together, Solutions and MedPower had assets of less than $3,000,000 at December 31, 1998 and revenues of less than $400,000 for the year ended December 31, 1998.


     MMIHC INSURANCE SERVICES, INC. WAS INCORPORATED IN 1995 AND BEGAN ACTIVE OPERATIONS IN JANUARY 1999 WITH THE ACQUISITION OF A BOOK OF BUSINESS FROM JOHNSON-MCCANN BENEFITS, INC. Midwest Holding provided $1,500,000 of capital to Services to fund the first of three installment payments on this purchase as well as to provide additional funds for future agency acquisitions. The remaining two installment payments will be made in 2000 and 2001. Services is an insurance agency specializing in providing clients with group insurance products such as health, dental, life, and disability. Commission income from insurance carriers is the principal source of revenue. Services had assets of approximately $1,512,000 at March 31, 1999 and had revenues of approximately $349,000 for the three months ended March 31, 1999.


     MANAGEMENT AGREEMENT. Midwest Medical pays Midwest Holding for comprehensive management, administration, and underwriting services, and for use of Midwest Holding's facilities, equipment and personnel. Midwest Holding receives a management fee generally equal to the cost of providing such services, plus 10 percent. Midwest Holding employs all of the employees, and owns all of the non-financial assets, used in the operation of the businesses of the Midwest Medical and Midwest Holding. The agreement must be reviewed and approved periodically by the Minnesota Department of Commerce.


     INSURANCE POLICIES. Midwest Medical primarily writes policies of medical professional liability insurance to: (1) individual physicians, and (2) clinics formed as partnerships or professional corporations comprised of physicians"", and (3) hospitals and healthcare systems. In addition, Midwest Medical writes business liability insurance providing coverage for claims against a medical business entity resulting from acts by its employees, and office premises liability insurance providing coverage for claims arising out of the ownership, maintenance or use of office space.


     In addition to meeting Midwest Medical's underwriting standards, insured physicians must be licensed to practice in Minnesota, Iowa, Nebraska, Wisconsin, Illinois, North Dakota or South Dakota, and conduct a majority of their practice in such states. All insured clinics must have their principal place of business in one of Midwest Medical's states and all full-time physicians practicing with insured clinics must be insured by Midwest Medical.


     Midwest Medical offers a "claims-made" medical malpractice liability insurance policy. Under a claims-made policy, coverage is provided for claims asserted and reported to Midwest Medical while the policy is in effect concerning occurrences which took place after a certain date set forth in the policy. Finally, Midwest Medical also offers extended reporting endorsements, which are commonly called "tails", which provide coverage of claims first made after the insured physician or clinic terminates basic insurance coverage with Midwest Medical, but concerning occurrences which took place while the insurance coverage was in effect.


     Midwest Medical offers basic limits of coverage from $1,000,000 for each claim, with a $3,000,000 annual aggregate limit, up to $12,000,000 for each claim, with a $14,000,000 annual aggregate limit. Excess coverage above the basic limits is available from Midwest Medical's reinsurers.


     REINSURANCE. Midwest Medical purchases reinsurance in order to reduce its liability on individual risks and to protect against catastrophic losses. A reinsurance transaction takes place when an insurance company transfers, or "cedes", to another insurance company a portion of its risk exposure on insurance it writes. The reinsurer assumes the exposure in return for a portion of the premium. The reinsurer's liability is limited to losses it assumes. However, if the reinsurer fails to pay, Midwest Medical remains primarily liable for the loss. Midwest currently uses reinsurance to limit its risk on any single claim to $750,000.




     Midwest Medical currently has a single reinsurance treaty with liability distributed among General Reinsurance Corporation of Stamford, Connecticut (80%), Hanover Reinsurance Company of Hanover, Germany (7%), Transatlantic Reinsurance Corp. (6.5%), and CNA Re, UK (6.5%). General Reinsurance Corporation is the largest reinsurer of medical professional liability in the United States and one of the largest in the world and has received the highest rating of A++ by A.M. Best & Company, Inc. Hanover Reinsurance Company is rated A+; Transatlantic Re is rated A++; and CNA Re, UK is rated A by A.M. Best & Company, Inc. Coverage under the treaty was initially issued on January 1, 1998, and is continuous until canceled by any party. Midwest Medical currently cedes about $4,400,000 of premium per year under the reinsurance treaty.

     MARKETING AND DISTRIBUTION. Marketing of Midwest Medical policies in Minnesota, South Dakota, North Dakota, Nebraska, Illinois and Wisconsin primarily is handled directly by Midwest Medical through salaried marketing representatives. Midwest Medical also has marketing arrangements with a select group of large national brokers to assist Midwest Medical in the production of large accounts and in the production of new coverages as they are developed. These brokers will sell Midwest Medical's products in all states in which Midwest Medical is licensed to do business. IMS Services Company, a wholly-owned subsidiary of the Iowa Medical Society, is the exclusive agent for marketing Midwest Medical policies to physicians and clinics in Iowa. Midwest Medical does not believe that the loss of this exclusive agent would have a material adverse effect on its business because other agents are available and
Midwest Medical has the in-house capacity to market directly.   Midwest Medical
hospital insurance policies are marketed directly by Midwest Medical and through independent agents and brokers. Midwest Medical approves all policies sold by agents prior to their becoming effective, and no commissions are earned by agents until approval has been granted.


     INVESTMENTS.   Midwest Medical's investment portfolio is under the
direction of the Board of Directors acting through the Investment Committee. The Investment Committee establishes Midwest Medical's investment policy which, in summary, is to assist in maintaining Midwest Medical's financial stability by preserving assets and maximizing pre-tax investment income. Adequate liquidity is maintained to assure that Midwest Medical has the ability to meet its insurance operational requirements, in particular the payment of claims. Midwest Medical employs outside investment managers who have discretion to manage the portfolio consistent with the policies set by Midwest Medical. In addition, the Investment Committee utilizes the services of a consultant who calculates performance measures and provides an independent opinion on the overall results being obtained by the investment managers.


     Midwest Medical's investment portfolio consists primarily of investment grade fixed income instruments, including United States Government, governmental agency, and corporate bonds. Fixed income investments comprised approximately 62% of total invested assets at December 31, 1998 compared to 70% at December 31, 1997. Equity securities comprised approximately 33% of total invested assets at December 31, 1998 compared to 20% at December 31, 1997. The increase in the proportion of equity securities was due to an increase in equity market values and a reallocation of $15,000,000 from fixed income investments to international equities in January 1998. The objectives of this reallocation were to further diversify the portfolio and maximize pre-tax total return. The remainder of Midwest Medical's investment portfolio, 5% and 10% at December 31, 1998 and 1997, respectively, was invested in a real estate investment trust and short-term instruments.

     The following table sets forth the composition of the combined investment portfolio of Midwest Medical at the dates indicated:

                                                              BOOK VALUE AT DECEMBER 31,
                                                              --------------------------
                                                                     (IN THOUSANDS)
INVESTMENTS
                                                        1996              1997              1998
Fixed maturities at fair value
  (cost: 1996 - $179,979,
         1997 - $170,590, 1998 - $161,430)          $183,561          $171,975          $164,652

Equity securities at fair value
  (cost: 1996 - $20,237,
          1997 - $20,595, 1998 - $41,906,)          $ 38,001          49,759              86,554
Short-term                                          7,898             13,909               3,556
Other                                                                 10,000              10,000
                                                                      ------              ------
Total Investments                                   $229,460          $245,643          $264,761
                                                    --------          --------------------------
                                                    --------          --------------------------

     The following schedule compares the average yield on investments during the last three years.

                                                                        YEAR ENDING DECEMBER 31,
                                                         -------------------------------------------
                                                     1996              1997             1998
                                                     ----------------------             ----
Average yield                                        5.4%              4.9%             4.3%

     The fair value of fixed maturities at December 31, 1998, by contractual maturity, is shown below as a percentage of the total fixed maturities portfolio:


                                PERCENTAGE OF FIXED
     MATURITY             MATURITY PORTFOLIO AT FAIR VALUE
     --------             --------------------------------
     0 - 1 year                           4%
     1 - 5 years                         25
     5 - 10 years                        17
     Over 10 years                       54
                                         --
                                        100%
                                        ----
                                        ----


     RATING. A. M. Best & Company, Inc. ("Best's"), publisher of BEST'S INSURANCE REPORTS, PROPERTY-CASUALTY, has assigned Midwest Medical an A, or excellent, rating in 1998. Best's ratings range from A++ to F, and are based on an analysis of the financial condition and operation of an insurance company compared with the industry in general. Midwest Holding believes that a favorable rating has a positive effect since customers and their advisors often review Best's ratings when selecting an insurer and are more apt to purchase insurance from a company with a positive rating because of the greater security and stability associated with a positive rating. A positive rating indicates the ability of an insurer to meet its insurance obligations and does not directly indicate the value of the insurer's securities.


     GOVERNMENT REGULATION. Governmental regulation applies to Midwest Medical in the states in which it conducts business - Minnesota, Iowa, Nebraska, Illinois, Wisconsin, North Dakota and South Dakota. Regulation is conducted by state agencies which have broad administrative power dealing with all aspects of Midwest Medical's business, including policy terms, rates, dividends and retroactive premium adjustments to purchasers of insurance, and dividends to Midwest Holding.


     Without prior approval from the Minnesota Commissioner of Commerce, annual dividends from Midwest Medical to Midwest Holding cannot exceed 10 percent of unassigned surplus of Midwest Medical, or the prior year's net income from operations of Midwest Medical, whichever is greater. State statutes also require Midwest to file periodic information with state regulatory authorities, and these authorities conduct a financial and business conduct examination every three years. Statutes governing insurance holding company systems in Minnesota apply to Midwest Holding. These statutes concern primarily the acquisition of control of insurance companies.


     COMPETITION. Midwest Medical's major competitor is the St. Paul Companies. The St. Paul Companies is a major national property-casualty insurance company. It is the largest writer of medical professional liability insurance in the United States, and it is many times larger than Midwest Medical. In addition to the St. Paul Companies, several other national companies have become active in the last several years, including Medical Protective Insurance Company, CNA Insurance Company, Zurich Insurance Company, Fireman's Fund Insurance Company and American Continental Insurance Company. At this time these additional competitors have achieved limited market penetration, but represent an increasing competitive pressure for the future. In addition, several other physician-owned specialty carriers have entered the market, but have yet to be a significant factor in Midwest Medical's area. Finally, in the mid-1990's, several large self-insured hospitals in Minneapolis and Des Moines purchased Midwest Medical insured clinics, and other physician practices were purchased by large, self-insured clinics such as the Mayo Clinic. In response to the consolidation occurring among health care providers, Midwest Medical expanded its underwriting capacity by partnering with its reinsurers to provide the types of coverages needed by larger health organizations. Midwest Medical is the only carrier in Minnesota, Iowa and North Dakota markets endorsed by local medical societies and owned by its insured physicians-, which management believes gives Midwest Medical a competitive advantage in marketing to physicians.


     The market for medical professional liability insurance is changing, especially with the dramatic changes proposed and occurring in the broader health care industry. Various changes in the market for medical professional liability insurance are possible as a result of developments such as practice consolidation and integration, physician-hospital organizations, various forms of managed health care, various forms of alliances between providers, proposals for enterprise liability, and many others. Management is developing new programs and products which it believes will allow it to remain competitive as such change occurs, although no assurance can be given that these programs and products will succeed.


     EMPLOYEES. On December 31, 1998, Midwest Holding employed 82 persons, of whom six were executives, 52 were supervisory employees or specialists, and 24 were clerical employees. None of the employees is covered by a collective bargaining agreement and management believes that relations with employees are good.

     PROPERTIES. Midwest Holding owns the following fixed assets, all of which are used in the conduct of its business:


                                                 Net Book Value
                                                December 31, 1998
                                                -----------------
Office furniture and equipment                            $  250,291
Leasehold improvements at leased premises,
   6600 France Ave. S., Minneapolis, MN                       37,819
Computer hardware                                            728,593
Computer system software                                   1,911,712
                                                          ----------
     Total                                                $2,928,415
                                                          ----------
                                                          ----------


The Company owns no real estate. Midwest Holding leases approximately 15,765 square feet of office space in Edina, Minnesota under a 10-year lease that expires in 2001. Midwest Holding has the option to renew the lease for an additional five years after the original term. Solutions and MedPower operated out of a separate, leased, 3,149 square foot facility also located in Edina, Minnesota. This lease expires in 2001. Midwest Holding also leases 4,060 square feet of office space in West Des Moines, Iowa under a 10-year lease that expires in 2000, with an option for Midwest Holding to extend the term for an additional five years. Finally, Midwest Holding leases 1,249 square feet of office space in Omaha, Nebraska under a three year lease that expires November 30, 2000. Aggregate annual rent expense was $501,032 for 1998 and $427,646 for 1997.


     LITIGATION. Midwest Medical believes that its reserves are adequate to cover possible liability from claims and lawsuits on policies which arise in the normal course of its insurance business. Midwest Medical is not a party to any other pending or threatened legal proceeding which it believes could have a material adverse effect on its operations.

                                   MANAGEMENT

DIRECTORS

     The names and ages of the directors of Midwest Holding and Midwest Medical, the year each first became a director, and the number of shares owned by each as of December 31, 1998, are as follows:


                                                                                     CLASS A
                                                                                      COMMON
                                        DIRECTOR              PRINCIPAL               SHARES
             NAME                 AGE     SINCE               OCCUPATION              OWNED
----------------------------------------------------------------------------------------------
Michael Abrams                    37      1996    Exec V.P. Iowa Medical Society        -
John R. Balfanz, M.D.             53      1995    Physician                            15
Gail P. Bender                    51      1996    Physician                            23
James R. Bishop, M.D.             57      1994    Physician                             -
David P. Bounk                    52      1995    President and CEO                     -
Roger L. Frerichs, M.D.           59      1988    Surgeon                              88
Richard Geier, Jr., M.D.          58      1995    Physician                            24
Anthony C. Jaspers, M.D.          51      1996    Physician                            52
Russel J. Kuzel, M.D.             46      1997    Physician                            27
Wayne F. Leebaw, M.D.             55      1994    Physician                            25
Steven A. McCue, M.D.             57      1995    Physician                           126
William J. McMillan, Jr. M.D.     51      1997    Physician                            70
Harold W. Miller, M.D.            51      1996    Physician                            27
Anton S. Nesse, M.D.              60      1989    Radiologist                          54
Mark D. Odlund, M.D.              46      1996    Physician                            88
G. William Orr, M.D.              63      1996    Physician                            56
Norman Rinderknecht, M.D.         64      1993    Physician                            97
Paul S. Sanders, M.D.             54      1984    CEO-MN Medical Assoc.                 -
Richard D. Schmidt, M.D.
   Secretary                      55      1990    Physician                           152
Judith F. Shank, M.D.             56      1999    Physician                            15
Andrew J. K. Smith, M.D.
   Chairman of Board              56      1990    Neurological Surgeon                199
G. David Spoelhof, M.D.           45      1989    Physician                            48
Tom D. Throckmorton, M.D.         53      1997    Physician                            72
R. Bruce Trimble, M.D
   Vice Chair of Board            58      1993    Physician


     On December 31, 1998 the directors of Midwest Holding, as a group, owned 1,283 shares, or one percent of the total shares outstanding. No executive officer owned any shares.


     All of the directors have been principally engaged in the practice of medicine for more than five years, except for Dr. Sanders who has been the Executive Vice President of the Minnesota Medical Association since 1990; Michael Abrams, who has been the Executive Director of the Iowa Medical Society since 1996;

and David P. Bounk, who has been President and CEO of Midwest Holding since 1991. Prior to 1996, Mr. Abrams was Director, Governmental Relations of the Indiana Medical Association for nine years.


     The Bylaws of Midwest Holding require its Board of Directors to include the following: (1) up to 20 physicians divided into three classes and elected for staggered three-year terms; (2) for as long as the Class B Common Share is outstanding, the Chief Executive Officer of the Minnesota Medical Association and the Executive Vice President of the non-voting Iowa Medical Society, both of whom are non-voting directors; (3) the President of Midwest Holding as a non-voting director; and (4) such additional non-voting and advisory members as the Board of Directors may determine. At least two-thirds of the voting members of the Board of Directors must be members of a state medical association and insured by Midwest Medical. The Minnesota Medical Association, which has the exclusive right to elect directors, has agreed to elect the directors nominated by a committee of the Board of Directors. Directors serve until their successors are elected and qualified or until their prior resignation, removal, death or disqualification.


     The Bylaws of Midwest Holding also require the election of directors who are members of the Iowa Medical Society in a number, when compared to the total number of directors, which is proportionate to the number of Iowa purchasers of insurance compared to the total number of Midwest Medical purchasers of insurance, with a minimum of two Iowa directors, one of whom shall be the Executive Vice President of the Iowa Medical Society, for as long as the Class B Common Share is outstanding. The Minnesota Medical Association has placed the Class B Voting Share in a voting trust which requires the trustee to vote the share for the election of the Iowa directors nominated by the Iowa Medical Society.


     The Board of Directors of Midwest Holding has the following standing committees:


     -    Executive;
     -    Audit and Budget;
     -    Nomination;
     -    Compensation.


     The activities and current membership of each of these committees are described below:




     The Executive Committee has the full power to act for the Board between its meetings. The members of the Executive Committee include the Chairman, Vice Chairman and Secretary of the Board of Midwest Holding, the President, and other individuals appointed by the Board of Directors. The persons currently on the Executive Committee are as follows:


     -    Andrew J.K. Smith, Chairman
     -    David P. Bounk
     -    Roger L. Frerichs, M.D.
     -    Richard Geier, M.D.
     -    Paul S. Sanders, M.D.
     -    Richard D. Schmidt, M.D.
     -    R. Bruce Trimble, M.D.
     -    Michael Abrams.

     The Audit and Budget Committee reviews and approves the annual audit of the books and records and annual budget of Midwest Holding. The members of the Audit and Budget Committee are:


     -    R. Bruce Trimble.
     -    Andrew J.K. Smith, M.D.
     -    Richard Geier, M.D.
     -    John Balfanz, M.D.
     -    Norman Rinderknecht, M.D.


     The Nominating Committee submits to the Board of Directors all nominees for election to the Board. The Chairman of the Board is a member of the Nominating Committee together with the Vice-Chairman of the Board, the Chairman of the Board of the Minnesota Medical Association or his or her designate, the Chief Executive Officer of the Minnesota Medical Association, and two members appointed by the Board. The members of the Nominating Committee are:


     -    Andrew J.K. Smith, M.D.
     -    Paul S. Sanders, M.D.
     -    Michael Abrams
     -    R. Bruce Trimble, M.D.
     -    Anthony Jaspers, M.D.
     -    Stephan A. McCue, M.D.
     -    Paul Matson, M.D.


     The Compensation Committee reviews and establishes the compensation and benefits of all executives of Midwest Holding. The Committee consists of the Chairman of the Board, the Vice Chairman of the Board, and three additional members appointed by the Board. The current members of the Compensation Committee are:


     -    Andrew J.K. Smith, M.D.
     -    R. Bruce Trimble, M.D.
     -    and James Bishop, M.D.
     -    Harold W.. Miller, M.D.
     -    John R. Balfanz, M.D..


     The Bylaws of Midwest Medical provide that the directors of Midwest Holding shall also serve as the directors of Midwest Medical, with the exception of any outside directors of Midwest Holding. Outside directors are persons who are not policyholders of Midwest Medical or members of the Minnesota Medical Association. There are currently no outside directors of Midwest Holding so the Boards of Midwest Holding and Midwest Medical are identical.




     The Chairman of Midwest Holding Board of Directors (currently Dr. Smith) is paid an annual fee of $38,520. All members of the Board of Directors are paid $750 for each meeting of the Board of Directors they attend. In addition, members of the Executive Committee are paid $750 for each meeting of the Executive Committee they attend, and committee chairmen are paid $600 for each meeting of the standing committee they chair. Other members of standing committees are paid between $300 and $500, depending upon distance traveled, for each committee meeting they attend.

EXECUTIVE OFFICERS

     The names, ages and positions of the executive officers of Midwest Holding and Midwest Medical are as follows:

                                                                  PERIOD OF
                                       POSITION                   SERVICE AS          PRINCIPAL
          NAME             AGE       WITH COMPANY                 AN OFFICER          OCCUPATION
----------------------------------------------------------------------------------------------------------
David P. Bounk             52   President and Chief             8/1/90 to date    President and Chief
                                Executive Officer                                 Executive Officer
Niles A. Cole              37   Vice President-Finance           1998 to date     Vice President-Finance
                                and Treasurer                                     and Treasurer
Jack L. Kleven             52   Senior Vice President            1986 to date     Senior Vice President
                                and Chief Operating                               and Chief Operating
                                Officer                                           Officer
Elizabeth S. Lincoln       45   Vice President-Law and           1990 to date     Vice President-Law and
                                Health Policy                                     Health Policy
Gerald M. O'Connell        44   Vice President -                 1998 to date     Vice President -
                                Marketing                                         Marketing
Michael G. Rutz            45   Vice President-                  5/15/95 to date  Vice President-
                                Underwriting                                      Underwriting

     Mr. Bounk has over 30 years experience in the insurance industry and joined Midwest Holding and Midwest Medical as President and Chief Executive Officer in August 1990. From July 1982 through July 1990, he was Executive Vice President and Chief Operating Officer of Missouri Medical Insurance Company, a corporation providing malpractice insurance to physicians in Missouri. Mr. Bounk has an MBA degree in finance.


     Mr. Bounk has an employment agreement which renews annually for successive calendar-year terms unless it is terminated by either party at least 60 days prior to any renewal date. The agreement provides that Mr. Bounk's base salary will be adjusted annually by the Executive Committee. If the agreement is terminated by Midwest Holding for cause or by Mr. Bounk voluntarily, he is entitled to receive his base salary for 30 days thereafter. If the agreement is terminated by Midwest Holding without cause, Mr. Bounk is entitled to receive his base salary for six months thereafter, plus one additional month for each year of service, up to a maximum of 12 additional months, and then only until he commences new employment or self-employment. The agreement also prohibits Mr. Bounk from competing with Midwest Holding for one year following his termination of employment.


     Effective January 1, 1997, the Midwest Holding entered into termination agreements with the executive officers. These agreements provide a severance package to these executives in the event of termination of employment without cause.

     Mr. Cole has over 15 years experience in the insurance industry. He joined Midwest Holding in December 1996 and he has been in his current position since March 1998. He was Vice President of Physicians Insurance Exchange in Seattle, Washington for seven years prior to joining Midwest Holding. He has BS degrees in accounting and finance.


     Mr. Kleven has over 25 years experience in medical malpractice claims adjusting and management. He joined Midwest Holding in 1983, and was Vice President, Claims since March 1986. He was promoted to Chief Operating Officer on January 1, 1998. Prior to joining Midwest Holding, he was a liability manager at The St. Paul Companies for six years. He has a BS degree in business.


     Ms. Lincoln has over 15 years experience in medical professional liability risk management. She joined Midwest Holding in 1982, and was Vice President, Risk Management since January 1990. She transferred to Vice President, Law and Health Policy, effective January 1, 1998. She has a law degree.


     Mr. Rutz has over 20 years experience in the insurance industry, including 10 years in medical malpractice. From June 1986 through April 1994, he was Senior Regional Underwriting Manager with St. Paul Fire and Marine Insurance Company. From May 1994 through April 1995, he was Vice President with Alexander and Alexander, insurance brokers. He joined Midwest Holding in May 1995 as Vice President-Underwriting. He has a BS degree in resource management.


     Mr. O'Connell has over 22 years in the medical malpractice segment of the insurance industry. From 1977 to 1995, he was with St. Paul Fire and Marine Insurance Company holding various marketing and underwriting management positions. He joined Midwest Holding in October 1996. He has a BS in agriculture business management with an emphasis in insurance.

     Officers serve until their successors are appointed by the Board of Directors, or until their prior resignation, removal or death.

SUMMARY COMPENSATION TABLE

The following table summarizes compensation paid by Midwest Holding to its five most highly compensated executive officers for services rendered in all capacities during the last three years. The "All Other Compensation" Column includes employer contributions to qualified retirement plans and the term and cash surrender value of supplemental life insurance premiums.


                                                                     CASH COMPENSATION
 NAME OF INDIVIDUAL             CAPACITIES IN                        -----------------               ALL OTHER
 OR NUMBER IN GROUP              WHICH SERVED                 YEAR        SALARY       BONUS       COMPENSATION
------------------------------------------------------------------------------------------------------------------
David P. Bounk               President and Chief              1998       $200,187     $85,830        $32,272
                             Executive Officer                1997        187,088      56,126         20,963
                                                              1996        170,080      51,024         17,687

Jack L. Kleven               Senior Vice President and        1998        167,716      61,636         30,847
                             Chief Operating Officer          1997        145,840      43,752         17,193
                                                              1996        132,420      39,796         17,384

Elizabeth S. Lincoln         Vice President-Law               1998        108,015      33,080         29,242
                             and Health Policy                1997        102,871      30,861         13,286
                                                              1996         97,020      29,106         14,319

Gerald M. O'Connell          Vice President-Marketing         1998        109,000      34,749         21,739
                                                              1997         95,077      11,530         17,850
                                                              1996         24,900       2,423          4,608

Michael G. Rutz              Vice President-                  1998        119,816      36,694         31,406
                             Underwriting                     1997        114,110      34,233         14,113
                                                              1996        108,680      32,604         14,980




     Midwest Holding also maintains a Supplemental Executive Retirement Plan which provides an annual retirement benefit of 70% of the officer's final average salary for an executive officer who retires at age 62 with 10 years of service. Benefits are reduced for years of service less than 10 and retirement prior to age 62. The benefit is also reduced by 50% of the officer's primary Social Security benefit and by the annual value (expressed in the form of an annuity) of the officer's accrued benefits under Midwest Holding's current money purchase pension plan and a predecessor plan. The estimated annual benefits payable upon retirement at normal retirement age for the executive officers in the Summary Compensation table are as follows: Mr. Bounk--$201,500;
Mr. Kleven--$125,900; Ms. Lincoln--$82,000; Mr. Rutz--$147,100 and
Mr. O'Connell--$96,400. These benefits were calculated assuming salary increases of five percent per year, discounted four percent per year for future inflation to express the estimated benefits in today's dollars.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


     MANNER OF PRESENTATION. The financial statements of Midwest Holding and its Subsidiaries are presented on a consolidated basis. In future references in this analysis, which should be read together with the 1998 consolidated financial statements and notes thereto appearing elsewhere in this prospectus, references to Midwest Holding should be considered to include its subsidiaries.


LIQUIDITY AND CAPITAL RESOURCES


     The majority of Midwest Holding's assets are invested in investment-grade bonds, stocks, a real estate investment trust and short-term instruments. These investments totaled $264,761,000 and $246,746,000 at December 31, 1998 and 1997,
respectively, which represented 89.6% and 89.5% of total assets. The primary objectives of Midwest Holding's investment policy established by the Investment Committee are the preservation of assets, maximizing pre-tax total portfolio return, and assuring adequate liquidity to meet operational requirements primarily the payment of insurance claims. Fixed maturity investments and equity securities are classified as available for sale and carried at fair value. The real estate investment trust and short-term instruments are recorded at cost, which approximates fair value.


     During 1997, Midwest Holding adopted a revised Investment Policy resulting in a portfolio restructuring designed to increase the pre-tax total return from investments. The benchmark total return goal set for the fixed portfolio manager was increased. This resulted in a turnover of most of the fixed income portfolio which included selling all municipal bonds. To further diversify the portfolio and maximize total return, Midwest Holding invested $10 million in a private placement real estate investment trust in September of 1997 and invested $15 million in international equities in January of 1998. These changes reflect Midwest Holding's strong financial position relative to the risk inherent in the amount of premium written.


     Midwest Holding's cash flow from operations decreased in 1998 versus 1997 and 1996. The 1998 cash flow from operations of $(9,605,000) was unfavorably impacted by premium adjustments paid to reinsurers on reinsurance contracts for prior years, less premium received in advance at the end of the year due to later billing of policies with January effective dates, and an increase in underwriting and other operating expenses. 1998 underwriting expenses increased primarily from additional staff needed to manage Midwest Holding's growth and added costs from the conversion to a new insurance company operating system. 1998 other operating expenses increased primarily from launching the operations of Solutions, including the acquisition of MedPower. The positive cash flow from 1997 operations of $4,002,000 was primarily the result of a decrease in claim payments, whereas the negative cash flow from 1996 operations of $(2,072,000) was primarily driven by an increase in claim payments.


     Premium rates in general have remained stable with slight rate increases in regions where Midwest Holding has experienced unfavorable claim trends. Consequently, cash receipts from policyholder premiums have been relatively level. Midwest Medical, however, has returned substantial amounts of premiums to policyholders in recent years in the form of retrospective premium credits. The retrospective premium credits have been paid to policyholders in the first quarter of each year. Loss and operating expense payments have generally been met from policyholder premium receipts with any excess cash allocated to the investment portfolio. Midwest Holding regularly analyzes loss liabilities to project the cash flow required in future years. Since the overall portfolio is highly liquid, exact matching of bond maturities and liabilities is not a goal. Bond maturities are primarily selected to maximize total return. Midwest Holding believes that its cash and investments combined with its internally generated funds will be sufficient to meet its present and reasonably foreseeable operating and capital requirements and will not need to borrow funds from external sources. Midwest Holding had no material capital expenditure commitments as of December 31, 1998.


     Midwest Holding's bylaws require that Midwest Holding class A common stock issued to Midwest Medical policyholders be redeemed when a physician ceases to be insured by Midwest Medical for any reason. The redemption value per share is calculated by dividing the net book value of Midwest Holding, excluding the net book value of Midwest Medical (other shareholders' equity) from the calculation, by the number of Midwest Holding Class A Common shares outstanding. More details about the redeemable stock and the actual redemptions during the years 1998, 1997 and 1996 are found in Note 2 to the consolidated financial statements. This limited redemption value preserves the capital of Midwest Medical which is separately disclosed as other shareholders' equity in the consolidated financial statements. The consolidated statements of changes in other shareholders' equity found in Midwest Holding's consolidated financial statements provide the details of additions to, and reductions in, other shareholders' equity.


     From time to time the Board of Directors of Midwest Medical declares dividends payable to Midwest Holding to maintain the redemption value of Midwest Holding's class A common stock and to provide capital for new ventures entered into by Solutions. A $2,000,000 dividend was declared in September of 1998 and paid in November of 1998 for those reasons mentioned above. No dividends were declared or paid by Midwest Medical to Midwest Holding in 1997. In July 1996, a dividend of $327,000 was paid to Midwest Holding as required by a provision of the Midwest Medical/Minnesota Liability Mutual Insurance Company of Nebraska merger agreement. As required by the merger agreement, the amount was sufficient to maintain the per share redemption value of Midwest Holding's class A common stock at the same per share value immediately after the merger as immediately before the merger. A $260,000 dividend was declared in November of 1995 and paid in February of 1996 primarily to maintain the redemption value of Midwest Holding's class A common stock.


RESULTS OF OPERATIONS


     NET PREMIUMS EARNED increased $2,098,000 in 1998 from 1997. Although policyholder rates remained relatively level, new business generated approximately $1,263,000 of additional earned premium. The remaining increase was the result of the following significant factors:


     1. The estimated reinsurance premium applicable to the treaty years 1992-1994 and 1995-1997, which is based in part on reinsured claims experience, was reduced $2,550,000 on a net basis in 1998. This compares to a net reduction for those treaty years of $2,950,000 in 1997 resulting in a net DECREASE in premium between years of $400,000.


     2. Midwest Holding negotiated lower rates on its 1998 reinsurance contract that reduced ceded premiums by $1,031,000 compared to 1997. This INCREASED 1998 net premiums earned.


     3. In 1998, $789,000 was received from the commutation of a reinsurance treaty covering the 1991 year. Since no reinsurance commutation occurred in 1997, premiums INCREASED from 1997 to 1998 by $789,000.

     4. Retrospective premium credits of $5,200,000 for Minnesota policyholders and $280,000 for North Dakota policyholders were recorded in 1998. The premium credits for 1997 were $5,000,000 for Minnesota policyholders only. The difference between years resulted in a $480,000 DECREASE in 1998 net premiums earned.


     Net premiums earned increased $1,749,000 in 1997 from 1996. Although policyholder rates remained relatively level for 1996 and 1997, an increase in the number of policyholders in 1997 resulted in additional earned premium of $500,000. The remaining increase was the result of the following significant factors:


     1. The estimated reinsurance premium applicable to the treaty years 1992-1994 and 1995-1997, which is based in part on reinsured claims experience, was reduced $2,950,000 in 1997 versus an increase of $925,000 in 1996. This resulted in a net INCREASE in premium between years of $3,875,000.


     2. Midwest Holding recorded an increase of $1,171,000 in the Iowa Development Experience Liability account in 1997. A similar increase of $2,901,000 was recorded in 1996. While these increased liabilities both reduce premium, the difference in the amounts between years caused an INCREASE in net premiums earned from 1996 to 1997 of $1,730,000.


     3. In 1996, $2,194,000 was received from the commutation of a reinsurance treaty covering the years 1989 and 1990. This increased 1996 premiums. Since there was no counterpart in 1997, premiums DECREASED $2,194,000 from 1996 to 1997.


     4. A number of other prior year reinsurance premium adjustments recorded in 1996 increased 1996 premiums by $2,143,000. With no counterpart in 1997, the difference between years DECREASED 1997 premiums by $2,143,000.


     NET INVESTMENT INCOME decreased $590,000 from 1997 to 1998 and $552,000 from 1996 to 1997. Although total invested assets has increased over the same time period, the fixed maturity component of invested assets has decreased due to Midwest Holding's efforts to maximize total return and diversify the portfolio as referred to earlier under the Liquidity and Capital Resources section. Since it is the largest contributor to Midwest Holding's investment income, the decrease in fixed maturity investments decreased investment income. Yields on fixed maturity investments also declined over the same time period further contributing to the decrease in investment income.


     REALIZED CAPITAL GAINS increased $2,465,000 to $8,949,000 in 1998 and increased $4,713,000 to $6,484,000 in 1997. During 1998, approximately $1,175,000 of net capital gains were realized through the allocation of $15,000,000 to international equities in January of 1998. The remaining $7,774,000 of 1998 net realized capital gains resulted from the management of the portfolio on a pre-tax total return basis within the parameters set by the Investment Committee. During 1997, the fixed income portfolio was restructured to pursue the newly adopted pre-tax total return objective resulting in net realized capital gains of $4,916,000. An additional $1,568,000 of net capital gains were realized in 1997 in the normal course of managing the investment portfolio. Midwest Holding employs three outside professional advisors to manage the portfolio: one to manage investment-grade fixed income securities, one to manage large-cap domestic equities, and one to manage international equities. The managers operate within Midwest Holding's adopted investment policy as approved by the Investment Committee. This policy was revised in 1997 as previously discussed under the Liquidity and Capital Resources section. The Investment Committee meets with outside investment managers approximately four times per year.


     LOSSES AND LOSS ADJUSTMENT EXPENSES are the costs associated with the settlement of insurance claims and are Midwest Holding's principal expense. Incurred loss and loss adjustment expenses were $37,494,000 for 1998 compared to $31,834,000 in 1997 and $32,257,000 in 1996. This results in an increase of 17.8% between 1998 and 1997 versus a slight decrease of 1.3% between 1997 and 1996. As shown in Note 5 of the consolidated financial statements, the current year's provision for loss and loss adjustment expense, which is based upon policyholder exposure, expected frequency of losses, and severity of losses, was fairly stable for the years 1998, 1997 and 1996. Loss and loss adjustment expenses also include adjustments of prior years' estimates. These adjustments to the liability for loss and loss adjustment expense are evaluated by management and supported by an outside actuarial review performed at the conclusion of the year. As shown in Note 5 of the consolidated financial statements, these evaluations resulted in a reduction in estimated liabilities applicable to prior years of $4,433,000, $8,352,000 and $8,844,000, respectively in 1998, 1997 and 1996. The less favorable development on prior years is the primary reason for the greater incurred loss and loss adjustment expenses in 1998.


     The following schedule summarizes the development of the liability for loss and loss adjustment expense from 1988 through 1998. This schedule is presented net of reinsurance which Midwest Holding believes best explains the development as it affects operating results. Midwest Holding has a conservative loss reserving policy which, when coupled with a moderation of malpractice insurance losses beginning approximately in 1986 for Midwest Holding and across the industry, has resulted in redundancies in liabilities greater than expected. The table indicates that the redundancy in loss liabilities, which develop as actual results become known, has significantly decreased from the high at December 31, 1990. Loss and loss adjustment expense liabilities have not been discounted in Midwest Holding's financial statements.

          Development of Liability for Loss and Loss Adjustment Expense
                             (THOUSANDS OF DOLLARS)

                                  1988    1989     1990      1991      1992     1993     1994      1995   1996     1997      1998
                               -----------------------------------------------------------------------------------------------------
Liability for unpaid loss and
   loss adjustment expense      $74,577  $89,630  $97,375  $100,167  $98,617  $105,589  $88,227  $96,424  $90,342  $89,394  $94,467

Cumulative amount of
   liability paid through:
     1 year later                12,067   10,585   13,973    19,112   21,422    25,251   26,879   33,454   30,097   28,755
     2 years later               19,043   21,890   28,643    32,798   37,498    42,685   46,925   53,132   44,562
     3 years later               24,143   30,869   35,305    39,906   45,227    51,087   55,534   59,568
     4 years later               26,241   35,015   37,624    42,752   46,226    53,594   57,129
     5 years later               27,561   35,115   38,298    43,994   46,823    53,288
     6 years later               27,695   35,187   39,505    44,370   46,810
     7 years later               27,695   35,295   39,861    44,420
     8 years later               27,695   35,295   39,862
     9 years later               27,695   35,295
    10 years later               27,695

Liability re-estimated as of:
     1 year later                65,928   73,244   83,359    83,991   94,633    80,960   85,595   87,580   81,990   84,961
     2 years later               51,379   62,056   64,876    74,883   69,490    75,364   76,365   79,665   76,542
     3 years later               43,516   52,010   56,351    53,538   65,568    64,586   67,891   77,294
     4 years later               35,753   44,582   42,075    52,833   56,426    57,851   65,794
     5 years later               31,052   37,872   41,771    45,892   52,388    56,785
     6 years later               29,052   37,617   39,519    43,760   53,014
     7 years later               29,002   35,882   38,929    43,563
     8 years later               28,724   35,882   38,929
     9 years later               28,724   35,882
   10 years later                28,724

Cumulative redundancy            45,853   53,748   58,446    56,604   45,603    48,804   22,433   19,130   13,800    4,433

     UNDERWRITING, ACQUISITION AND INSURANCE EXPENSES increased $1,189,000 from $5,509,000 in 1997 to $6,698,000 in 1998. Approximately $469,000 of the increase came from increases in variable expenses such as commissions and premium taxes that resulted from the greater premium volume. The remaining increase was largely due to additional staff needed to manage growth and added costs from the conversion to a new insurance operating system.


     Underwriting, acquisition and insurance expenses increased $828,000 from 1996 to 1997. Approximately $425,000 of the increase was due to payments to state medical societies, for the first time in 1997, under license and endorsement agreements. The remaining increase reflected the increase in overall cost of operating Midwest Holding in 1997 with employee salaries and benefits being the largest component.


     OTHER OPERATING EXPENSES increased $2,503,000 from $1,086,000 in 1997 to $3,589,000 in 1998. Approximately $2,344,000 of the increase was from operating two new, non-insurance companies, Solutions and MedPower. Both Solutions and MedPower began active operations as of the beginning of 1998. The remaining increase resulted primarily from added costs of operating company.


     Other operating expenses increased $228,000 from $858,000 in 1996 to $1,086,000 in 1997. Approximately $131,000 of the increase was from researching and forming Solutions. The remaining increase resulted primarily from additional stock issuance expenses.


     INCOME BEFORE INCOME TAXES decreased to $8,637,000 in 1998 compared to $13,763,000 in 1997. The decrease resulted primarily from less favorable development on loss liabilities estimated in prior years and added expenses from operating two non-insurance companies newly formed at the beginning of 1998.


     Income before income taxes increased to $13,763,000 in 1997 from $8,939,000 in 1996 primarily from the reversal of loss liabilities established in prior years and additional net realized capital gains from the repositioning of the investment portfolio.


     INCOME TAXES decreased to $2,689,000 for 1998 compared to $4,463,000 for 1997. The effective tax rates for 1998 and 1997 were 31.1% and 32.4%, respectively. The principal factor in the decline in the effective tax rate was a recovery of prior taxes recorded in 1998.


     Income taxes increased to $4,463,000 for 1997 compared to $1,458,000 for 1996. The effective tax rates for 1997 and 1996 were 32.4% and 16.3%, respectively. The increase in the effective tax rate for 1997 was primarily due to a reduction in tax-exempt investment income due to the 1997 repositioning of the investment portfolio that eliminated tax-exempt municipal bonds. A 1997 payment of prior year taxes and tax-exempt life insurance proceeds received in 1996 also contributed to the increase in the effective tax rate in 1997.


     NET INCOME realized by Midwest Holding was $5,948,000 for 1998 compared to

$9,300,000 for 1997 because of the factors discussed above. Basic net income per share decreased to $48.36 for 1998 from $77.79 per share for 1997. Diluted net income per share decreased to $43.65 for 1998 from $70.23 per share for 1997.


     Also due to the factors discussed above, Midwest Holding realized net income of $9,300,000 for 1997 compared to net income of $7,481,000 for 1996. Basic net income per share increased to $77.79 for 1997 from $64.45 per share for 1996. Diluted net income per share increased to $70.23 for 1997 from $58.33 per share for 1996.


     INTERIM PERIODS


     The following is management's discussion and analysis of financial conditions and results of operations for the three months ended March 31, 1999 and should be read in conjunction with the selected financial information.


     CAPITAL RESOURCES AND LIQUIDITY


     The majority of Midwest Holding's assets, 81%, continue to be invested in investment-grade bonds, equities and short-term instruments. Under Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities", Midwest Holding's investments in debt and equity securities are classified as available for sale and therefore carried at fair value with unrealized gains and losses, net of applicable taxes, reflected as a separate component of equity. Other investments are equity interests in non-traded real estate investment trusts and are recorded at cost which approximates fair value.


     The retrospective premium liability of $8,543,000 at December 31, 1998 consisted of two items. One represented amounts due to policyholders under a retrospective premium rating plan. This liability consisted of $5,480,000 due to Minnesota and North Dakota policyholders. The second component represented amounts due to Iowa policyholders under terms of the Midwest Medical /Iowa Physicians Mutual Insurance Trust July 1, 1993 merger agreement. The merger agreement provided that if financial results for years prior to 1993 are more favorable than expected, the favorable development must be returned to former Iowa Physicians policyholders who were insured by Iowa Physicians on December 31, 1992 and who renew their coverage with Midwest Medical. This second liability totaled $3,063,000. Both the retrospective and merger premium liabilities were paid to policyholders in the first quarter of 1999.


     Cash flow from operations was negative during the first three months of both 1999 and 1998, $(3,823,000) and $(9,297,000) respectively. The primary reason for the negative cash flows was the payment, in the first quarter of both years, of the retrospective premium credit and the premium credit under the terms of the merger agreement. These payments totaled $8,889,000 in 1999 and $8,100,000 in 1998. The merger premium credit of $3,063,000 paid to Iowa policyholders during the first quarter of 1999 was the final payment under the terms of the merger agreement. The negative cash flow was lower in the first three months of 1999 compared to the same period in 1998 primarily due to greater premium receipts. Fewer policyholders paid premiums in advance of 1/1/99 policy renewals due to later policy billings. Consequently, more policy premiums were paid after January 1 rather than prior to that date compared to the same period the previous year.


     Total equity consisting of redeemable stock and other shareholders' equity, increased by $1,877,000 during the first three months of 1999. Equity increases were from net income of $4,569,000 and Class A stock issuances of $56,000. These increases were offset by net unrealized depreciation in the fair value of investments, net of deferred taxes, of $(2,682,000) and class A stock redemptions of $(66,000).


     RESULTS OF OPERATIONS


     Net premiums earned increased $221,000 over the same period of 1998 primarily as a result of writing approximately $3,500,000 of new business. The new business was generated primarily from sales of policies to large, healthcare systems. The increase from new business was offset by a 5% decrease in 1999 premium rate levels for policyholders in Minnesota, North Dakota, and South Dakota. Also negatively impacting first quarter 1999 premiums were greater retrospective premium credits paid during the first quarter to Minnesota and North Dakota policyholders than what had been estimated and accrued at December 31, 1998. The additional retrospective premium credit payments recognized in the first quarter of 1999 totaled approximately $346,000. Finally, the first quarter of 1998 contained a favorable premium adjustment of approximately $789,000 for the commutation of a 1991 reinsurance contract. The first quarter of 1999 did not contain a similar type of premium adjustment.


     Net capital gains of $6,309,000 were realized during the first three months of 1999. Most of these capital gains resulted from the sale of common stock to fund the payment of retrospective and merger premium credits during the first quarter. Midwest Holding's investment portfolio is managed by professional, outside investment advisors on a total return basis under guidelines set by the Investment Committee of Midwest Holding's Board of Directors. Midwest Holding's investment managers may take advantage of opportunities to increase total return through sales of selected securities in response to changing market conditions. Consequently, management has no estimate for future levels of realized capital gains or losses.


     Other revenues consist primarily of finance charges on Midwest Medical's premium billings, commission income from Services, and claim processing fees from MedPower. The increase for the first three months of 1999 over the same period of 1998 is primarily due to Services beginning active operations in January 1999.


     Losses and loss adjustment expenses increased $200,000 for the first three months of 1999 versus 1998. The increase in 1999 was primarily driven by the increase in premium volume as interim period losses are estimated based on a ratio of net premiums earned. The estimated loss ratio was developed while determining 1999 premium rates. At year-end, an outside actuarial analysis of losses is completed. Although the effects of interim claim frequency and severity statistics are not analyzed, management did not observe any discernable loss trends during the first three months of 1999 that would materially alter loss expectations.


     Underwriting, acquisition and insurance expenses increased $275,000 for the first three months of 1999 compared to the same period in 1998. The majority of the increase is due to staff additions to handle Midwest Medical's business growth and the continuing implementation of a new insurance company operating system.


     Other operating expenses increased $791,000 for the first three months of 1999 compared to the same period in 1998. The increase can be attributed primarily to Services beginning active operations in January 1999 and additional salary, benefits, and outside consulting expenses incurred by Solutions from intensifying its business development efforts.


     As a result of the factors discussed above, Midwest Holding realized net income of $4,569,000 for the three months ended March 31, 1999 compared to net income of $2,902,000 for the same period of 1998. Basic net income per share increased to $36.03 from $24.01 for the three months ended March 31, 1999 and 1998, respectively. Diluted net income per share increased to $32.45 for the three months ended March 31, 1999 from the $21.68 per share reported a year ago.


YEAR 2000 ISSUE


     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of Midwest Holding's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, send billings, or engage in similar normal business activities.


     A Year 2000 Task Force was formed in early 1998 consisting of members of senior and departmental management to evaluate and monitor the Year 2000 issue, identify the causes and consequences to Midwest Holding, and develop courses of action including contingency plans as deemed necessary. The Year 2000 Task Force assessment includes the following key areas: internal computer hardware and software, significant business partners and vendors and insurance policy exposure.


     An evaluation of the Year 2000 readiness of all significant internal computer hardware and software applications and devices was completed in the latter part of 1998. The evaluation identified three pieces of network hardware and one subsidiary operating system that were not Year 2000 compliant. The three pieces of network hardware did not impact time sensitive operations and therefore did not pose any significant Year 2000 risk to Midwest Holding. The operating system used by the MedPower subsidiary is in the process of being converted to a new, Year 2000 compliant platform. The new operating system is expected to be fully operational by June 1999 with a total conversion cost estimated at $250,000. The conversion was approximately 60% completed and had expenditures of approximately $150,000 as of the date of this prospectus. As a result of the above evaluation, management believes that the Year 2000 issue has been adequately addressed with respect to internal use hardware and software.


     A Year 2000 compliance inquiry was prepared and mailed in early October of 1998 to all of Midwest Holding's key business partners and service vendors. Responses are being evaluated and follow-up will be performed during 1999 as appropriate. No assurances, however, can be given that the systems of other companies on which Midwest Holding's operations rely will become Year 2000 compliant in a timely manner, or that the failure by a third party to become Year 2000 compliant would not have a material adverse effect on Midwest Holding.


     A multi-departmental team consisting of claims, risk management and underwriting management studied and carefully assessed the exposure that might exist in the policies issued by Midwest Medical. The majority of the exposure is related to medical equipment that contains computer chips and may be affected by the Year 2000 bug. This is primarily an exposure for the products liability carrier. All hospital purchasers of insurance have been surveyed to monitor their compliance to Midwest Medical guidelines on medical equipment. All current hospital purchasers of insurance are in compliance. At this point, no coverage change or exclusion has been enacted for the medical malpractice professional liability policy. A Year 2000 exclusion became effective January 1, 1999 on all premises and general liability policies issued by Midwest Medical. This exclusion will continue through the 2000 policy year. Midwest Medical has communicated its Year 2000 exposure preparedness to its reinsurers and they fully support the plan as developed. While Midwest Medical feels confident in the completeness of its due diligence on Year 2000 exposure, it is not yet possible to determine whether Year 2000 claims will be made against these policies or if such claims will be held to have merit and what potential financial impact may result.


     Although Midwest Holding expects to complete its Year 2000 remediation in 1999, there are risks if its efforts are delayed or fail. A delay or failure in remedying a Year 2000 issue, caused by internal computer hardware or software errors or failures, or by key business partners and service vendors who fail to become Year 2000 compliant could, in a worst case, interrupt Midwest Holding's business. Depending upon the extent and duration of the business interruption resulting from non-compliance issues, such interruption could have a material adverse effect on Midwest Holding's business, financial condition, and results of operations. Although Midwest Holding believes the likelihood is remote based on the due diligence performed as described previously, the potential does exist in a worst case scenario for claims to be made by Midwest Medical policyholders for Year 2000 failures they experience. Depending on whether such claims are deemed to have merit and to the extent and amount these claims are awarded compensation, such claims could have a material adverse effect on Midwest Holding's business, financial condition, and results of operations.


     The Year 2000 Task Force has developed contingency plans for Midwest Holding with the exception of the MedPower subsidiary which is in the process of developing a separate contingency plan. MedPower's contingency plan is expected to be completed in the third quarter of 1999. If Midwest Holding encounters Year 2000 problems with respect to internal computer hardware and software, core functions can be processed manually until the problems are remedied.

If unanticipated Year 2000 problems occur with key service vendors, essential services can be handled manually or through other vendors until the problems are resolved. The Year 2000 Task Force will be evaluating the need to test backup manual systems and identify alternative key service vendors. In the event Year 2000 claims are made on policies written by Midwest Medical, Midwest Holding believes these claims will be without merit and will vigorously defend its position. Although Midwest Holding believes its contingency plans will be adequate, no assurances can be given that such plans will address all risks that may actually arise.


     The anticipated completion dates for Year 2000 compliance and Midwest Holding's contingency plans and the cost estimates for the completion of Year 2000 modifications are based on management's best estimates utilizing current data regarding available resources, coordination with third parties and other relevant factors and information about systems conversion. No assurances, however, can be given that these estimates will be achieved and actual results may differ from those anticipated.


     Readers are reminded that forward-looking statements contained in this description of Midwest Holding's treatment of the Year 2000 issue should be read in conjunction with Midwest Holding's following disclosures under the heading "Cautionary Note Regarding Forward-Looking Statements."


              Cautionary Note Regarding Forward-Looking Statements


     Statements other than historical information contained in this prospectus are considered to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.


     All forward-looking statements address matters that involve risks and uncertainties. Accordingly, in addition to the factors discussed in this prospectus, there are or will be other important factors that could cause actual results to differ materially from those indicated in such statements. These factors include, but are not limited to:


- the impact of changing market conditions on Midwest Holding's business strategy;


- the effects of increased competition on pricing, coverage terms, retention of customers and ability to attract new customers;


- greater severity or frequency of the types of losses that Midwest Holding insure;


- faster or more adverse loss development experience than that on which Midwest Holding based its underwriting, reserving, and investment practices;


- developments in global financial markets which could adversely affect the performance of Midwest Holding's investment portfolio;


- litigation, regulatory or tax developments which could adversely affect Midwest Holding's business;


-    risks associated with the introduction of new products and services;


-    dependence on key personnel;


-    the impact of mergers and acquisitions; and


- failure of Midwest Holding or significant third parties to achieve Year 2000 compliance or material expense incurred in connection with such compliance.


     The facts set forth above should be considered in reviewing any forward-looking statement contained in this prospectus. The important factors that could affect such forward-looking statements are subject to change, and Midwest Holding does not intend to update any forward-looking statement or the forgoing list of important factors. By this cautionary note, Midwest Holding intends to rely upon the safe harbor from liability with respect to forward-looking statements provided by Section 27A and Section 21E referred to above.


     Market risk is the risk of loss that may occur when fluctuations in interest and currency exchange rates and equity and commodity prices change the value of a financial instrument. Both derivative and nonderivative financial instruments have market risk. Midwest Holding is primarily exposed to interest rate risk on its investment in fixed maturities and equity price risk on its investment in equity securities.


     As disclosed previously, Midwest Holding's fixed maturity and equity investments are classified as available for sale and are managed to preserve assets, maximize pre-tax total return, and assure adequate liquidity to meet the funding needs of Midwest Holding. Under the current investment policy, management does not use derivative instruments to manage exposure to either interest rate risk or equity price risk. Professional outside investment managers adjust portfolio characteristics, such as sector and average life, based on their outlook of market conditions within the parameters set by Midwest Holding's investment policy as approved by the Investment Committee of the Board of Directors.


     Based on the effective duration of the fixed maturity investment portfolio as of December 31, 1998, an abrupt 1% increase in interest rates along the entire interest rate yield curve would adversely affect the fair value of fixed maturity investments by approximately $8,500,000. Based primarily on past annual performance relative to the Standard & Poors 500 Market Index, an abrupt ten percent decrease in the S&P 500 would adversely affect the fair value of equity securities by approximately $10,000,000 at December 31, 1998. Midwest Holding believes that there would be no material effect on its net income and cash flows in either scenario. This effect on net income and cash flows does not consider the possible effects a change in economic activity could have in such an environment. Investors, customers, regulators and legislators could respond to these fluctuations in ways Midwest Holding cannot foresee. Because Midwest Holding cannot be certain what specific actions would be taken and their effects, the above sensitivity analyses assume no significant changes in Midwest Holding's financial structure.

                             DESCRIPTION OF CAPITAL STOCK

     DESCRIPTION OF CLASS A COMMON SHARES. Class A Common shares, $.01 par value, which may be owned by individual physicians or by individual physicians jointly with the legal entities in which they practice. In the latter case the shares can be voted only by the physicians, although they have the right to grant proxies. No certificates are issued. Each individual holder of shares has only one vote, regardless of the number of shares that he or she owns. Holders of shares have the right to vote on all corporate matters except for the election of members of the Board of Directors of Midwest Holding. This right has been granted to the Minnesota Medical Association, the holder of the sole authorized and outstanding Class B Voting Share. The Minnesota Medical Association has agreed to elect the directors nominated by a committee of the Board of Directors. See "Description of Class B Voting Share."


     As long as the class B share remains outstanding, the holders of these class A shares may, at any time, cause Midwest Holding to redeem the Class B Common Share at par value ($1,000), and thereby gain the right to elect directors. This requires the vote of two-thirds of the class A shareholders who vote on the question who also are a majority of the class A shareholders.


     These shares are restricted shares that cannot be sold to any person other than Midwest Holding. Midwest Holding must redeem these shares when a physician insured by Midwest Medical terminates his or her insurance coverage for any reason. The redemption price will be the net book value of Midwest Holding, excluding the net book value of Midwest Medical, which is Midwest Holding's primary asset. By excluding the value of Midwest Medical from the calculation of the redemption price, Midwest Medical's capital and surplus will be preserved. The redemption amount thus reflects primarily Midwest Holding's net income from operations, which is primarily management fees paid by Midwest Medical, earnings on investments, and any dividends paid by Midwest Medical to Midwest Holding. Other terms and conditions of the redemption will be established by the board of directors of Midwest Holding.


     Holders of these shares will share in any remaining assets upon liquidation of Midwest Holding proportionately on the basis of the number of shares held by each shareholder. All of the assets of Midwest Holding will be included, including Midwest Medical if Midwest Medical remains a subsidiary of Midwest Holding at the time of liquidation. In the event of any merger, sale of all or substantially all of the assets, or other extraordinary event, any consideration payable to holders of these shares will reflect their full value and will not be limited to the redemption amount.


     These shares do not entitle shareholders to preemptive rights or cumulative voting, and no assignment or other transfer is permitted. Shareholders are permitted to enter into voting agreements and appoint proxies to vote the shares, and are permitted to assign their rights to the proceeds from any redemption of the shares.


     There is no market for these shares, and it is not anticipated that there ever will be a public or private market in which these shares are traded. Therefore, all holders of these shares must expect to retain them until they cease to be insured by Midwest Medical. Midwest Holding has never paid a dividend, nor does it intend to within the foreseeable future. If it ever does, shareholders, will have the right to receive that dividend.


     Purchasers of insurance from Midwest Medical accrue and are issued additional shares pursuant to the Allocation schedule (reduced for Nebraska purchasers of insurance, see "The Offering") for each day they remain insured with Midwest Medical after the completion of those transactions. New purchasers of insurance of Midwest Medical are not issued shares until they have been insured by Midwest Medical for five years, and all rights will be forfeited if insurance coverage is not continuous for five years. This limitation does not apply to Nebraska physicians who were insured by Medical Liability Mutual Insurance Company of Nebraska when it was merged with Midwest Medical. The Allocation schedule has been modified since 1988 and Midwest Holding reserves the right to modify it in the future.


     As of December 31, 1998, there were 125,682 of these shares outstanding held by 3,496 physicians; 2,557 additional physicians have accrued the right to receive 13,770 additional shares upon completion of the five-year vesting period.


     DESCRIPTION OF CLASS B COMMON SHARE. The holder of the one class B share authorized by Midwest Holding's Articles of Incorporation is the Minnesota Medical Association. The class B share has no rights or preferences other than the right to elect the members of the Board of Directors of Midwest Holding. This right gives the Minnesota Medical Association the effective right to elect the Board of Directors of Midwest Medical, since the Bylaws of both corporations provide that each member of the Board of Directors of Midwest Medical will be a member of the Board of Directors of Midwest Holding, and the MinnesotaMedical Association and Midwest Holding have entered into an agreement to exercise their respective voting rights to elect the same persons to the Board of Directors of Midwest Holding and Midwest Medical. A nominating committee of Midwest Holding nominates persons to be elected as members of the Board of Directors, and the Midwest Medical Association has agreed to elect these persons to the Board of Directors.


     The class B share is currently held in a voting trust which requires the trustee to vote the share for the election of at least two Iowa directors nominated by the Iowa Medical Society. See, "MANAGEMENT - Directors."

                                  LEGAL MATTERS

     The validity of the shares of Midwest Holding to be issued in this offering, and other legal matters are being passed upon for Midwest Holding by Best & Flanagan LLP, Minneapolis, Minnesota.

                                     EXPERTS

     The consolidated financial statements and schedules of Midwest Medical Insurance Holding Company at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION


     Midwest Holding is subject to the information reporting requirements of the Securities Exchange Act of 1934, and files Form 10-K, Form 10-Q and other reports and information with the Securities and Exchange Commission. Reports and other information filed by Midwest Holding can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following Regional Offices: 26 Federal Plaza, New York, New York 10278; and 219 South Dearborn Street, Chicago, Illinois 60604. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


     Midwest Holding provides its shareholders with an annual report containing consolidated Midwest Holding and subsidiaries year-end financial statements presented in accordance with generally accepted accounting principles. Midwest Medical's separate net income and shareholders' equity are presented on both a GAAP and statutory accounting basis in the notes to the consolidated financial statements. Midwest Medical is subject to the insurance company filing requirements of the Minnesota Department of Commerce and files the National Association of Insurance Commissioners annual statement each year with the Department of Commerce, which includes financial statements presented in accordance with statutory requirements, together with an independent auditor's report on those financial statements. Insurance holding company regulations apply to Midwest Holding and it files Form B with the Minnesota Department of Commerce annually. Form B contains current information about management, the Board of Directors, and significant operating agreements, as well as a financial report. Copies of any of these reports, or any of the documents referred to in this prospectus, can be obtained by requesting them from David P. Bounk, President and Chief Executive Officer, Midwest Medical Insurance Holding Company, 6600 France Avenue South, Suite 245, Minneapolis, Minnesota 55435;
(612) 922-5445.

                          INDEX TO FINANCIAL STATEMENTS


                                                                             Page No.
                              FINANCIAL STATEMENTS
Consolidated Financial Statements (Unaudited)

   Balance Sheet - March 31, 1999. . . . . . . . . . . . . . . . . . . . . . . . . F1
   Statements of Incomes - Three Months Ended March 31, 1999 and 1998. . . . . . . F2
   Statements of Cash Flows - Three Months Ended March 31, 1999 and 1998 . . . . . F3
   Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . F4

Consolidated Financial Statements

   Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . F6
   Consolidated Balance Sheets - December 31, 1998 and 1997. . . . . . . . . . . . F7
   Consolidated Statements of Income - For the Years Ended December 31, 1998,
    1997 and 1996. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F8
   Consolidated Statements of Changes in Other Shareholders' Equity - For the
     Years Ended December 31, 1998, 1997 and 1996. . . . . . . . . . . . . . . . . F9
   Consolidated Statements of Cash Flows - For the Years Ended
     December 31, 1998, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . . .F10
   Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . . .F11

                          FINANCIAL STATEMENT SCHEDULES

[Report of Independent Auditors. . . . . . . . . . . . . . . . . . . . . . . . . .F34
Schedule II - Condensed Financial Information of Registrant
   (Parent Company). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F35
   Balance Sheets - December 31, 1998 and 1997 . . . . . . . . . . . . . . . . . .F35
   Statements of Income - For the Years Ended December 31, 1998, 1997
     and 1996. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F36
   Statements of Cash Flows - For the Years Ended December 31, 1998,
     1997 and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F37
   Note to Condensed Financial Statements. . . . . . . . . . . . . . . . . . . . .F38

Schedule IV - Reinsurance - For the Years Ended December 31, 1998, 1997
   and 1996. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F38

Schedule VI - Supplemental Information Concerning Property/Casualty Insurance
     Operations - December 31, 1998 and 1997 and for Each of the Three Years
     in the Period Ended December 31, 1996 . . . . . . . . . . . . . . . . .      F39

           MIDWEST MEDICAL INSURANCE HOLDING COMPANY and SUBSIDIARIES

                      Condensed Consolidated Balance Sheets
                             (Dollars in thousands)

                                                                  March 31         December 31
                                                                    1999               1998
                                                                 -----------       -----------
                                                                 (Unaudited)         (Note A)
ASSETS
   Fixed maturity investments at fair value
      (amortized cost: 1999 $156,947;
       1998 $161,430)                                             $ 156,862         $ 164,652
   Equity securities at fair value (cost:
       1999 $42,890; 1998 $41,907)                                   86,718            86,553
   Short-term investments                                             8,703             3,556
   Other investments                                                 10,000            10,000
                                                                   --------          --------
                                                                    262,283           264,761

   Cash                                                               1,454               647
   Accrued investment income                                          1,740             1,739
   Reinsurance recoverable                                           16,805            16,499
   Uncollected premiums - Note C                                     31,159             2,023
   Amounts due from reinsurers                                        2,981             3,191
   Other assets                                                       7,254             6,623
                                                                   --------          --------
                                                                  $ 323,676         $ 295,483
                                                                  ---------         ---------
                                                                  ---------         ---------
LIABILITIES, REDEEMABLE STOCK AND OTHER
   SHAREHOLDERS' EQUITY

LIABILITIES
   Unpaid losses and loss adjustment expenses                     $ 111,612         $ 110,964
   Unearned premiums - Note C                                        43,986             8,173
   Retrospective premiums                                                 -             8,543
   Deferred income taxes                                              9,521            10,966
   Other liabilities                                                  6,087             6,244
                                                                   --------          --------
                                                                    171,206           144,890
REDEEMABLE STOCK
   Class A Common Stock; authorized 300,000 shares,
     shares issued and outstanding 127,873 and
     125,682 in 1999 and 1998, respectively                           7,629             8,146
   Class B Common Stock; authorized, issued and
     outstanding 1 share                                                  1                 1
                                                                   --------          --------
                                                                      7,630             8,147
OTHER SHAREHOLDERS' EQUITY
   Paid-in capital                                                   12,789            12,789
   Retained earnings                                                103,771            98,695
   Accumulated other comprehensive income:
     Net unrealized appreciation of investments                      28,280            30,962
                                                                   --------          --------
                                                                    144,840           142,446
                                                                   --------          --------
                                                                  $ 323,676         $ 295,483
                                                                  ---------         ---------
                                                                  ---------         ---------


See notes to condensed consolidated financial statements

           MIDWEST MEDICAL INSURANCE HOLDING COMPANY and SUBSIDIARIES

                   Condensed Consolidated Statements of Income
                (Dollars in thousands, except per share dollars)
                                   (Unaudited)


                                                        Three Months Ended
                                                             March 31
                                                  1999              1998
                                                --------          --------
Revenues:

   Net premiums earned                          $ 10,512          $ 10,291
   Net investment income                           2,873             2,980
   Net realized capital gains                      6,309             3,064
   Other                                             867               393
                                                --------          --------
                                                  20,561            16,728

Losses and expenses:

   Losses and loss adjustment expenses             9,485             9,285
   Underwriting, acquisition and
     insurance expenses                            2,517             2,242
   Other operating expenses                        1,527               736
                                                --------          --------
                                                  13,529            12,263
                                                --------          --------
   Income before income taxes                      7,032             4,465

   Incomes taxes - Note B                          2,463             1,563
                                                --------          --------
   Net income                                   $  4,569          $  2,902
                                                --------          --------
                                                --------          --------


   Income per common share                      $  36.03          $  24.01
                                                --------          --------
                                                --------          --------

   Income per common share -
      assuming dilution                         $  32.45          $  21.68
                                                --------          --------
                                                --------          --------


See notes to condensed consolidated financial statements.

           MIDWEST MEDICAL INSURANCE HOLDING COMPANY and SUBSIDIARIES

                 Condensed Consolidated Statements of Cash Flows
                             (Dollars in thousands)
                                   (Unaudited)


                                                                         Three Months Ended
                                                                              March 31
                                                                  1999                1998
                                                               ----------          ----------
OPERATING ACTIVITIES
   Net Income                                                  $   4,569           $   2,902
   Adjustments to reconcile net income to net cash
 used in operating activities:
      Increase in uncollected premiums                           (29,136)            (26,164)
      Increase in unearned premiums                               35,813              31,474
      Decrease in retrospective premiums                          (8,543)             (8,073)
      Decrease in other liabilities                                 (157)             (6,103)
      Net realized capital gains                                  (6,309)             (3,064)
      Other changes                                                  (60)               (269)
                                                               ----------          ----------
                                                                  (3,823)             (9,297)

INVESTING ACTIVITIES
   Purchases of fixed maturity investments and equity
      securities                                                 (59,619)           (176,645)
   Sales of fixed maturity investments and equity
      securities                                                  69,461             177,972
   Net (purchases) sales of short-term investments                (6,646)              2,903
   Capitalization of MMIHC Insurance Services, Inc.                1,500                   -
   Capitalization of Midwest Medical Solutions, Inc.                   -               1,850
                                                               ----------          ----------
                                                                   4,696               6,080

FINANCING ACTIVITIES
   Redemption of Class A Common Stock                                (66)               (132)
                                                               ----------          ----------

INCREASE (DECREASE) IN CASH                                          807              (3,349)
Cash at beginning of period                                          647               2,378
                                                               ----------          ----------
                     CASH AT MARCH 31                          $   1,454           $    (971)
                                                               ----------          ----------
                                                               ----------          ----------


See notes to condensed consolidated financial statements.

             MIDWEST MEDICAL INSURANCE HOLDING COMPANY and SUBSIDIARIES


                Notes to Condensed Consolidated Financial Statements
                                    (Unaudited)


     March 31, 1999


     NOTE A - BASIS OF PRESENTATION


     The accompanying unaudited interim condensed consolidated financial statements of Midwest Medical Insurance Holding Company and its subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results that may be expected for the full year. These interim financial statements should be read in conjunction with the 1998 consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission.


     The balance sheet at December 31, 1998 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.


     Certain amounts applicable to prior periods have been reclassified to conform to the classifications followed in the current year. All intercompany amounts have been eliminated.


     NOTE B - INCOME TAXES


     The Company calculates its income tax provision for interim periods by estimating its annual effective tax rate and applying this rate to the income of the interim period. The estimated annual effective tax rate used for the three months ended March 31, 1999 and 1998 was approximately 35%.


     NOTE C - UNEARNED PREMIUMS and UNCOLLECTED PREMIUMS


     The majority of the Company's insurance policies expire at December 31 and renew on January 1 of each year. As a result, the majority of the unearned premium amount at March 31, 1999 represents nine months of unearned premium for every active policy renewed or newly written with an expiration date of December 31, 1999. At December 31, 1998, most active 1998 policies expired and therefore had no unearned premium.

     Of the total unearned premium balance of $8,173,000 at December 31, 1998, $6,520,000 is reserved to recognize the Company's obligation to provide reporting endorsement coverage without additional premium upon the death, disability or retirement of policyholders. That same amount is also included in the unearned premium balance at March 31, 1999 and represents the actuarially determined present value of future benefits to be provided less the present value of future revenues to be received.


     The increase of $29,136,285 in uncollected premiums from December 31, 1998 to March 31, 1999 is primarily due to the renewal of most active policies on January 1. The full year's premium is recorded as written and collectible at January 1. Premiums may be paid annually or quarterly and the majority of each year's premium is collected during the year. The uncollected balance remaining at the end of the year primarily relates to the few policies underwritten by the Company that have other than December 31 expiration dates.


     NOTE D - COMPREHENSIVE INCOME


     The components of the Company's comprehensive income are net income and changes in unrealized appreciation of investments. Total comprehensive income for the three-month periods ended March 31, 1999 and 1998 was $1,887,000 and $6,955,000, respectively.


     NOTE E - EARNINGS PER SHARE DATA


     The following table sets forth the computation of basic and diluted earnings per share (in thousands, except for share and per share amounts):


                                                                         Three Months Ended
                                                                              March 31
                                                                     --------------------------
                                                                         1999          1998
                                                                     ------------  ------------
     Numerator for basic and dilutive earnings per share
     available to common shareholders
                                                                         $4,569       $2,902
                                                                     ------------  ------------
                                                                     ------------  ------------
     Denominator:
     Denominator for basic earnings per share--weighted average
     shares                                                             126,811      120,853

     Effect of dilutive securities:
              Unvested shares                                            13,991       13,028
                                                                     ------------  ------------
     Denominator for dilutive earnings per share--adjusted
     weighted-average shares and assumed conversions
                                                                        140,802      133,881
                                                                     ------------  ------------
                                                                     ------------  ------------

     Basic earnings per share                                            $36.03       $24.01
                                                                     ------------  ------------
                                                                     ------------  ------------

     Diluted earnings per share                                          $32.45       $21.68
                                                                     ------------  ------------
                                                                     ------------  ------------

                         Report of Independent Auditors

Board of Directors
Midwest Medical Insurance Holding Company and Subsidiaries

We have audited the accompanying consolidated balance sheets of Midwest Medical Insurance Holding Company and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in other shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Midwest Medical Insurance Holding Company and Subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                         /s/ Ernst & Young LLP


Minneapolis, Minnesota
February 1, 1999

Midwest Medical Insurance Holding Company and Subsidiaries

Consolidated Balance Sheets

(IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                                                                DECEMBER 31
                                                                                           1998              1997
                                                                                      --------------------------------
ASSETS
Investments:
Fixed maturities at fair value (cost: 1998--$161,430;
1997--$170,590)                                                                          $164,652          $171,975
Equity securities at fair value (cost: 1998--$41,907;
1997--$21,576)                                                                             86,553            50,862
Short-term                                                                                  3,556            13,909
Other                                                                                      10,000            10,000
                                                                                      --------------------------------
                                                                                          264,761           246,746

Cash                                                                                          647             2,378
Accrued investment income                                                                   1,739             2,341
Reinsurance recoverable                                                                    16,499            19,117
Amounts due from reinsurers                                                                 3,191                 -
Other assets                                                                                8,646             4,933
                                                                                      --------------------------------
Total assets                                                                             $295,483          $275,515
                                                                                      --------------------------------
                                                                                      --------------------------------

LIABILITIES, REDEEMABLE STOCK AND OTHER
SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses                                               $110,964          $107,806
Unearned premiums                                                                           8,173             6,072
Retrospective premiums                                                                      8,543             9,905
Deferred income taxes                                                                      10,966             3,592
Amounts due reinsurers                                                                          -             2,984
Other liabilities                                                                           6,244            11,389
                                                                                      --------------------------------
Total liabilities                                                                         144,890           141,748

Redeemable stock:
Class A Common Stock--authorized 300,000 shares,
issued and outstanding 125,682 shares in 1998 and
121,322 shares in 1997                                                                      8,146             7,476
Class B Common Stock--authorized, issued
and outstanding 1 share                                                                         1                 1
                                                                                      --------------------------------
                                                                                            8,147             7,477

Other shareholders' equity                                                                142,446           126,290
                                                                                      --------------------------------
Total liabilities, redeemable stock and other
shareholders' equity                                                                     $295,483          $275,515
                                                                                      --------------------------------
                                                                                      --------------------------------

SEE ACCOMPANYING NOTES

Midwest Medical Insurance Holding Company and Subsidiaries

Consolidated Statements of Income

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                    YEAR ENDED DECEMBER 31
                                                             1998             1997             1996
                                                       ------------------------------------------------
Revenues:
Net premiums earned                                       $35,014          $32,916          $31,177
Net investment income                                      10,919           11,509           12,061
Realized capital gains                                      8,949            6,484            1,771
Other                                                       1,536            1,283            1,726
                                                       ------------------------------------------------
                                                           56,418           52,192           46,735

Losses and expenses:
Losses and loss adjustment expenses                        37,494           31,834           32,257
Underwriting, acquisition and insurance expenses            6,698            5,509            4,681
Other operating expenses                                    3,589            1,086              858
                                                       ------------------------------------------------
                                                           47,781           38,429           37,796
                                                       ------------------------------------------------
Income before income taxes                                  8,637           13,763            8,939

Income taxes                                                2,689            4,463            1,458
                                                       ------------------------------------------------
Net income                                                 $5,948           $9,300           $7,481
                                                       ------------------------------------------------
                                                       ------------------------------------------------

Income per common share                                    $48.36           $77.79           $64.45
                                                       ------------------------------------------------
                                                       ------------------------------------------------

Income per common share--assuming dilution                 $43.65           $70.23           $58.33
                                                       ------------------------------------------------
                                                       ------------------------------------------------


SEE ACCOMPANYING NOTES.

Midwest Medical Insurance Holding Company and Subsidiaries

Consolidated Statements of Changes in Other Shareholders' Equity

(IN THOUSANDS)

                                                                                                                     ACCUMULATED
                                                                                                                        OTHER
                                                                                        PAID-IN       RETAINED      COMPREHENSIVE
                                                                         TOTAL          CAPITAL       EARNINGS          INCOME
                                                                     -------------------------------------------------------------
Balance at December 31, 1995                                           $ 103,292       $  12,789      $  78,204       $  12,299
   Comprehensive income:
     Net income                                                            7,481               -          7,481               -
     Other comprehensive income:
       Unrealized gains on securities net of $1,468 in taxes               2,726               -              -           2,726
       Reclassification adjustment for gains included in net
         income net of $620 in taxes                                      (1,151)              -              -          (1,151)
                                                                     -------------
   Total comprehensive income                                              9,056
   Net income of non-insurance entities includable in Class A
     Common Stock redemption value                                        (1,070)              -         (1,070)              -
                                                                     -------------------------------------------------------------
Balance at December 31, 1996                                             111,278          12,789         84,615          13,874
   Comprehensive income:
     Net income                                                            9,300               -          9,300               -
     Other comprehensive income:
       Unrealized gains on securities net of $5,491 in taxes              10,199               -              -          10,199
       Reclassification adjustment for gains included in net
         income net of $2,269 in taxes                                    (4,215)              -              -          (4,215)
                                                                     -------------
   Total comprehensive income                                             15,284
   Net income of non-insurance entities includable in Class A
     Common Stock redemption value                                          (272)              -           (272)              -
                                                                     -------------------------------------------------------------
Balance at December 31, 1997                                             126,290          12,789         93,643          19,858
   Comprehensive income:
     Net income                                                            5,948               -          5,948               -
     Other comprehensive income:
       Unrealized gains on securities net of $9,111 in taxes              16,921               -              -          16,921
       Reclassification adjustment for gains included in net
         income net of $3,132 in taxes                                    (5,817)              -              -          (5,817)
                                                                     -------------
   Total comprehensive income                                             17,052
   Dividend paid by Midwest Medical Insurance Company to
     Midwest Medical Insurance Holding Company                            (2,000)              -         (2,000)              -
   Net loss of non-insurance entities includable in Class A
     Common Stock redemption value                                         1,104               -          1,104               -
                                                                     -------------------------------------------------------------
Balance at December 31, 1998                                           $ 142,446       $  12,789      $  98,695       $  30,962
                                                                     -------------------------------------------------------------
                                                                     -------------------------------------------------------------

SEE ACCOMPANYING NOTES.

Midwest Medical Insurance Holding Company and Subsidiaries

Consolidated Statements of Cash Flows

(IN THOUSANDS)

                                                                                 YEAR ENDED DECEMBER 31
                                                                          1998            1997            1996
                                                                      ---------------------------------------------
OPERATING ACTIVITIES
Net income                                                             $   5,948       $   9,300       $   7,481
Adjustments to reconcile net income to net cash provided by (used
in) operating activities:
Decrease in accrued investment income                                        602             437              97
Decrease in reinsurance recoverable                                        2,618           3,057           2,938
Increase in amounts due from reinsurers                                   (3,191)              -               -
(Increase) decrease in other assets                                       (3,713)          1,518           1,015
Deferred tax provision                                                     1,354           1,494             298
Increase (decrease) in unpaid losses and loss adjustment expenses
                                                                           3,158          (2,231)        (10,227)
Increase (decrease) in unearned premiums                                   2,101            (788)           (173)
Decrease in retrospective premiums                                        (1,362)           (933)            (26)
Decrease in amounts due reinsurers                                        (2,984)         (4,290)           (544)
(Decrease) increase in other liabilities                                  (5,145)          3,287            (236)
Accretion of bond discount, net of premium amortization                     (266)           (618)         (1,080)
Realized capital gains                                                    (8,949)         (6,484)         (1,771)
Compensation expense for vested Class A common shares                        224             253             156
                                                                      ---------------------------------------------
                                                                          (9,605)          4,002          (2,072)
INVESTING ACTIVITIES
Purchases of fixed maturity investments and equity securities           (401,922)       (311,947)        (75,684)
Sales of fixed maturity investments and equity securities                398,717         316,982          54,293
Calls and maturities of fixed maturity investments                         1,250               -          16,250
Net sales (purchases) of short-term investments                            6,502          (6,011)          7,117
Capitalization of Midwest Medical Solutions, Inc.                          3,850               -               -
                                                                      ---------------------------------------------
                                                                           8,397            (976)          1,976
FINANCING ACTIVITIES
Redemption of Class A Common Stock                                          (523)           (648)           (608)
                                                                      ---------------------------------------------

(Decrease) increase in cash                                               (1,731)          2,378            (704)
Cash at beginning of year                                                  2,378               -             704
                                                                      ---------------------------------------------
Cash at end of year                                                    $     647       $   2,378       $       -
                                                                      ---------------------------------------------
                                                                      ---------------------------------------------

SEE ACCOMPANYING NOTES.

Midwest Medical Insurance Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 1998


 1. ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

The Minnesota Medical Insurance Exchange (Exchange) began operations in
October 1980 as a reciprocal or inter-insurance exchange organized under Chapter 71A of the Minnesota Statutes. Minnesota Medical Management, Inc. (MMMI) was the Exchange's attorney-in-fact and was responsible for management of the Exchange.

On November 30, 1988, the Exchange was reorganized into a stock insurance company, Midwest Medical Insurance Company (Midwest Medical), under the statutes of the State of Minnesota. Concurrently, MMMI merged with the Midwest Medical Insurance Holding Company (Midwest Holding) which then acquired all outstanding shares of the reorganized stock company.

Effective July 1, 1993, Midwest Medical merged with Iowa Physicians Mutual Insurance Trust (IPMIT), a physician-owned professional liability insurance company providing insurance coverage to Iowa physicians. As provided for in the agreement and plan of merger, IPMIT was merged into Midwest Medical. The merger was accounted for as a pooling-of-interests.

During 1995, Midwest Holding formed Midwest Holding Insurance Services, Inc. (Services) to provide agency services for the distribution of complementary insurance products and services to physicians, clinics and hospitals.

Effective June 5, 1996, Midwest Medical merged with Medical Liability Mutual Insurance Company of Nebraska (MLM), a physician-owned professional liability insurance company providing insurance coverage to Nebraska physicians. As provided for in the agreement and plan of merger, MLM was merged into Midwest Medical. The merger was accounted for as a pooling-of-interests and, accordingly, the consolidated financial statements include the combined financial position and results of operations of Midwest Holding and MLM for all periods presented.

During 1997, Midwest Holding formed Midwest Medical Solutions, Inc. (Solutions) as a business development company to strengthen and promote the independence and interdependencies of physicians, clinics and hospitals that Midwest Medical serves. Business development opportunities being pursued include practice enhancement, strategic consulting, and electronic processing and integration services and support.

Effective January 1, 1998, Solutions purchased the assets and operations of MedPower Information Resources, Inc. (MedPower). MedPower processes and electronically submits medical claims for a network of over 100 provider entities. MedPower also provides various information consulting and network support services.

Midwest Holding provides management and administrative services to Midwest Medical for a fee generally equal to the cost of services provided plus ten percent. The insurance company provides professional liability insurance to physicians, clinics, hospitals and healthcare systems in Minnesota, Iowa, Nebraska, Wisconsin, Illinois, North Dakota and South Dakota.

Insurance policies issued by Midwest Medical are on a "claims made" basis and provide coverage for the policyholder for claims first made against the policyholder and reported to Midwest Medical during the policy period for claims which occurred on or after the retroactive date stated in the policy.

Midwest Medical provides, upon payment of an additional premium, a reporting endorsement which extends the period in which claims otherwise covered by the "claims made" policy may be reported to Midwest Medical. In the event of death or permanent disability of a policyholder, the reporting endorsement is issued without additional premium. Upon retirement, as defined in the policy, a policyholder with at least five years of consecutive coverage with Midwest Medical is eligible for a credit toward the additional premium for the reporting endorsement.

Prior acts coverage may be purchased by policyholders who were previously insured under a "claims made" policy with another professional liability insurer for an additional premium at the option of the insured in lieu of purchasing reporting endorsement coverage from the previous insurer.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Midwest Holding and its wholly-owned subsidiaries, Midwest Medical, Services, and Solutions, which includes Solution's wholly-owned subsidiary, MedPower. All transactions between Midwest Holding and its subsidiaries have been eliminated in consolidation with the exception of the distribution of capital to Midwest Holding by Midwest Medical in the form of dividends.

Hereafter, Midwest Holding, Midwest Medical, Services, Solutions and MedPower shall be collectively referred to as the Company unless the reference pertains to a specific entity.

BASIS OF PRESENTATION

The consolidated financial statements have been presented in conformity with generally accepted accounting principles, which differ in certain respects from statutory accounting practices followed by Midwest Medical in reporting to the Department of Commerce of the State of Minnesota (see Note 10).

COMPREHENSIVE INCOME

As of January 1, 1998, the Company adopted Statement 130, REPORTING COMPREHENSIVE INCOME. Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or shareholders' equity. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of Statement 130.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

INVESTMENTS

The Company manages its investment portfolio to achieve its long-term investment objective of providing for the financial stability of the Company through preservation of assets and maximization of total portfolio return. Although management believes the Company has the ability to hold its fixed maturity investment portfolio to maturity, these investments are classified as "available for sale" as management may take advantage of opportunities to increase total return through sales of selected securities in response to changing market conditions.

Consistent with management's classification of its investment in debt and equity securities as available for sale, such investments are carried at fair value with unrealized holding gains and losses reflected as a component of other comprehensive income, net of applicable deferred taxes.

Fair values are based on quoted market prices, where available. For fixed maturity investments not actively traded, fair values are estimated using values obtained from independent pricing services.

Short-term investments are principally money market funds backed by U.S. government securities and are recorded at cost which approximates fair value.

Other investments are less than twenty percent equity interests in non-traded real estate investment trusts and are recorded at cost.

Realized gains and losses on sales of investments are reported on a pre-tax basis as a component of income and are determined on the specific identification basis.

LOSSES AND LOSS ADJUSTMENT EXPENSES

The liability for unpaid losses and loss adjustment expenses represents an estimate of the ultimate cost of all such amounts which are unpaid at the balance sheet dates. The liability is based on both case-by-case estimates and statistical analysis and projections using the historical loss experience of Midwest Medical, and gives effect to estimates of trends in claim severity and frequency. These estimates are continually reviewed and, as adjustments become necessary, such adjustments are included in current operations. Midwest Medical believes that the estimate of the liability for losses and loss adjustment expenses is reasonable.

PREMIUMS

Premiums received are recorded as earned ratably over the lives of the policies to which they apply. A portion of premiums received is deferred to recognize Midwest Medical's obligation to provide reporting endorsement coverage without additional premium upon the death, disability or retirement of policyholders. This amount is recorded as an unearned premium reserve and represents the actuarially determined present value of future benefits to be provided less the present value of future revenues to be received.

Midwest Medical has a retro premium program whereby physicians may receive credits against future premiums based upon loss experience of Midwest Medical. Amounts to be returned under the program are accrued when approved by the Board of Directors and reflected as a reduction in net premiums earned.

REINSURANCE

Midwest Medical cedes reinsurance in order to reduce its liability on individual risks and to enable it to write business at limits it otherwise would be unable to accept. All reinsurance contracts are excess-of-loss contracts which indemnify Midwest Medical for losses in excess of a stated retention limit up to the policy limits.

Reinsurance receivables and recoverables and prepaid reinsurance premiums are reported as assets and reserve liabilities are reported gross of reinsurance credits.

ACQUISITION COSTS

Acquisition costs are expensed when incurred. Due to the nature of its operations, Midwest Medical does not pay significant amounts in commissions.

INCOME TAXES

The Company files a consolidated tax return with its subsidiaries. Income tax expense is allocated to the subsidiaries based upon separate company taxable income under a tax-sharing agreement. The Company uses the asset and liability method of accounting for income taxes. Deferred income tax assets or liabilities are recognized for the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

EARNINGS PER SHARE

Basic earnings per share (EPS) is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if earned but unissued shares of Class A common stock were issued.

RECLASSIFICATIONS

Certain amounts in the prior years' financial statements have been reclassified to conform with the current year presentation.

2. REDEEMABLE STOCK

Effective November 30, 1988, Midwest Medical policyholders earn Class A Common shares for each month of service pursuant to a stock allocation formula based on underwriting risk classification. Shares earned by new policyholders are not issued until the end of five years of continuous coverage under an Midwest Medical policy (the vesting date). The Company does not record any amounts related to unissued Class A Common shares. At the vesting date, the issued shares are recorded at the then current redemption value (see Note 12).

The Company accounts for these shares by increasing Common Stock by the par value ($.01 per share) of the newly issued shares, increasing paid-in capital by the excess of the redemption value over par and charging stock compensation expense for the full redemption value. Once vested, policyholders will continue to earn shares for each month they remain insured with Midwest Medical according to the stock allocation formula. The Company accounts for additional shares issued to vested policyholders by increasing Common Stock for the par value of the shares and decreasing retained earnings by the same amount.

Midwest Medical policyholders whose initial effective date was on or before the November 30, 1988 reorganization, IPMIT policyholders whose initial effective date was on or before December 31, 1992 and MLM policyholders whose initial effective date was on or before December 31, 1995 became fully vested upon initial receipt of their shares without regard to their length of coverage. These policyholders will continue to earn and receive additional Class A shares for each month they remain insured with Midwest Medical. The Company accounts for these shares similar to additional shares issued to other fully vested shareholders.

In accordance with the Articles of Incorporation and By-laws of Midwest Holding, only active policyholders of Midwest Medical may own shares of Class A Common Stock of Midwest Holding. At each meeting of the shareholders, every Class A shareholder having the right to vote shall be entitled to one vote, either in person or by proxy, regardless of the number of Class A shares held by the individual.

Class A shareholders are required to redeem their shares with Midwest Holding upon termination as policyholders of Midwest Medical. The net redemption value
(NRV) of the shares is equal to the net book value of Midwest Holding, excluding the amount of net book value that is attributable to Midwest Medical, divided by the number of outstanding Class A Common Shares of Midwest Holding at the semi-annual valuation dates of June 30 and December 31 of each year. The amount paid upon redemption is the redemption value determined at the most recent semi-annual valuation.

Midwest Holding has issued one share of Class B voting stock which carries with it the right to elect the Board of Directors of Midwest Holding. The voting rights are currently exercised by the Minnesota Medical Association and the Iowa Medical Society. A majority of the Class A shareholders may at any time, by a two-thirds vote, elect to redeem the Class B share at cost.

Following is the detail of changes in redeemable stock for each of the three years in the period ended December 31, 1998 (in thousands, except for share and per share amounts):


                                                                                                                           CLASS B
                                                                                               CLASS A COMMON STOCK        COMMON
                                                                                           ----------------------------
                                                                                 TOTAL         SHARES        AMOUNT         STOCK
                                                                             ------------------------------------------------------
Balance at December 31, 1995                                                    $  6,975       116,251     $      1       $      1
  Comprehensive income:
    Net income of non-insurance entities includable in Class A
      Common Stock redemption value                                                1,070             -            -              -
    Other comprehensive income:
      Unrealized gains on securities net of $6 in taxes                               11             -            -              -
                                                                             --------------
  Total comprehensive income                                                       1,081
  Redemption of shares due to policyholder terminations by effective date:
      January 1, 1996 to June 30, 1996; NRV of $60.00                               (377)       (6,277)          (1)             -
      July 1, 1996 to December 31, 1996; NRV of $57.84                              (231)       (3,995)           -              -
  Issuance of shares to vested policyholders                                           -         9,540            1              -
  Initial issuance of shares to policyholders upon vesting                           156         2,690            -              -
                                                                             ------------------------------------------------------
Balance at December 31, 1996 (CARRIED FORWARD)                                     7,604       118,209            1              1


                                                                                                            ACCUMULATED
                                                                                  MIDWEST      MIDWEST         OTHER
                                                                                  HOLDING      HOLDING     COMPREHENSIVE
                                                                                  PAID-IN     RETAINED
                                                                                  CAPITAL     EARNINGS         INCOME
                                                                             ----------------------------------------------
Balance at December 31, 1995                                                     $  4,752     $  2,164       $     57
  Comprehensive income:
    Net income of non-insurance entities includable in Class A
      Common Stock redemption value                                                     -        1,070              -
    Other comprehensive income:
      Unrealized gains on securities net of $6 in taxes                                 -            -             11

  Total comprehensive income
  Redemption of shares due to policyholder terminations by effective date:
      January 1, 1996 to June 30, 1996; NRV of $60.00                                (259)        (117)             -
      July 1, 1996 to December 31, 1996; NRV of $57.84                               (159)         (72)             -
  Issuance of shares to vested policyholders                                            -           (1)             -
  Initial issuance of shares to policyholders upon vesting                            156            -              -
                                                                             ----------------------------------------------
Balance at December 31, 1996 (CARRIED FORWARD)                                      4,490        3,044             68

                                                                                                                     ACCUMULATED
                                                                                       CLASS B   MIDWEST   MIDWEST      OTHER
                                                                  CLASS A COMMON STOCK COMMON    HOLDING   HOLDING  COMPREHENSIVE
                                                                  --------------------           PAID-IN   RETAINED
                                                          TOTAL      SHARES    AMOUNT   STOCK    CAPITAL   EARNINGS    INCOME
                                                         ------------------------------------------------------------------------
Balance at December 31, 1996 (BROUGHT FORWARD)            $7,604     118,209     $1       $1     $4,490     $3,044      $ 68
  Comprehensive income:
    Net income of non-insurance entities includable
      in Class A Common Stock redemption value               272           -      -        -          -        272         -
    Other comprehensive income:
      Unrealized gains on securities net of $6
      in taxes                                                11           -      -        -          -          -        11
                                                          -------
  Total comprehensive income                                 283
  Redemption of shares due to policyholder
    terminations by effective date:
      January 1, 1997 to June 30, 1997; NRV of $64.33       (278)     (4,363)     -        -       (165)      (113)        -
      July 1, 1997 to December 31, 1997; NRV of $62.12      (370)     (5,943)    (1)       -       (220)      (149)        -
  Issuance of shares to vested policyholders                   -       9,406      1        -          -         (1)        -
  Initial issuance of shares to policyholders upon
    vesting                                                  253       4,013      -        -        253          -         -
  Other                                                      (15)          -      -        -          -        (15)        -
                                                         ------------------------------------------------------------------------
Balance at December 31, 1997 (CARRIED FORWARD)             7,477     121,322      1        1      4,358      3,038        79


                                                                                            CLASS B                     ACCUMULATED
                                                                       CLASS A COMMON STOCK COMMON  MIDWEST   MIDWEST      OTHER
                                                                                                    HOLDING   HOLDING  COMPREHENSIVE
                                                                       --------------------         PAID-IN   RETAINED
                                                                 TOTAL    SHARES   AMOUNT   STOCK   CAPITAL   EARNINGS     INCOME
                                                               ---------------------------------------------------------------------
Balance at December 31, 1997 (BROUGHT FORWARD)                 $  7,477   121,322   $  1    $  1   $  4,358    $3,038       $ 79
  Comprehensive income:
    Net loss of non-insurance entities includable in Class A
      Common Stock redemption value                              (1,104)        -      -       -          -    (1,104)         -
    Other comprehensive income:
      Unrealized gains on securities net of $39 in taxes             73         -      -       -          -         -         73
                                                               ---------
  Total comprehensive income                                     (1,031)
  Redemption of shares due to policyholder terminations by
      effective date:
      January 1, 1998 to June 30, 1998; NRV of $61.63              (251)   (4,070)     -       -       (147)     (104)         -
      July 1, 1998 to December 31, 1998; NRV of $54.70             (272)   (4,935)    (1)      -       (160)     (111)         -
  Issuance of shares to vested policyholders                          -     9,437      1       -          -        (1)         -
  Initial issuance of shares to policyholders upon vesting          224     3,928      -       -        224         -          -
  Dividend from Midwest Medical                                   2,000         -      -       -      2,000         -          -
                                                               ---------------------------------------------------------------------
Balance at December 31, 1998                                   $  8,147   125,682   $  1    $  1   $  6,275    $1,718       $152
                                                               ---------------------------------------------------------------------
                                                               ---------------------------------------------------------------------

3. INVESTMENTS

Components of net investment income are summarized as follows (in thousands):


                              1998           1997           1996
                            ----------------------------------------
Fixed maturities            $  9,340       $ 10,901       $ 11,561
Equity securities                820            523            380
Short-term investments           926            939            904
Other investments                855              -              -
                            ----------------------------------------
                              11,941         12,363         12,845
Investment expenses           (1,022)          (854)          (784)
                            ----------------------------------------
                            $ 10,919       $ 11,509       $ 12,061
                            ----------------------------------------
                            ----------------------------------------

The cost (amortized cost for fixed maturities) and fair value of available for sale investments are as follows (in thousands):

                                                      DECEMBER 31, 1998
                                       ---------------------------------------------------
                                                      GROSS         GROSS
                                                   UNREALIZED     UNREALIZED       MARKET
                                         COST         GAINS         LOSSES          VALUE
                                       ---------------------------------------------------
Fixed maturities:
Midwest Medical:
         United States Government      $110,729      $  2,729      $    (70)      $113,388
         Public utilities                 1,609             5             -          1,614
         Industrial and other            49,092           651           (93)        49,650
                                       ---------------------------------------------------
Total                                  $161,430      $  3,385      $   (163)      $164,652
                                       ---------------------------------------------------
                                       ---------------------------------------------------

Equity securities:
Midwest Holding                        $    520      $    234      $      -       $    754
Midwest Medical                          41,387        45,297          (885)        85,799
                                       ---------------------------------------------------
Total                                  $ 41,907      $ 45,531      $   (885)      $ 86,553
                                       ---------------------------------------------------
                                       ---------------------------------------------------

                                                         DECEMBER 31, 1997
                                        ----------------------------------------------------
                                                       GROSS         GROSS
                                                    UNREALIZED     UNREALIZED       MARKET
                                          COST         GAINS         LOSSES         VALUE
                                        ----------------------------------------------------
Fixed maturities:
Midwest Holding:
         United States Government       $  1,255      $      -      $      -       $  1,255
         Industrial and other                 53             -             -             53
Midwest Medical:
         United States Government         97,234           801           (36)        97,999
         State and other political
           subdivisions                   32,991           383             -         33,374
         Industrial and other             39,057           257           (20)        39,294
                                        ----------------------------------------------------
Total                                   $170,590      $  1,441      $    (56)      $171,975
                                        ----------------------------------------------------
                                        ----------------------------------------------------

Equity securities:
Midwest Holding                         $    981      $    122      $      -       $  1,103
Midwest Medical                           20,595        29,164             -         49,759
                                        ----------------------------------------------------
Total                                   $ 21,576      $ 29,286      $      -       $ 50,862
                                        ----------------------------------------------------
                                        ----------------------------------------------------

The components of the unrealized appreciation on available for sale securities as of December 31 are as follows (in thousands):


                                       1998                         1997
                              ----------------------       ----------------------
                              MIDWEST        MIDWEST       MIDWEST        MIDWEST
                              HOLDING        MEDICAL       HOLDING        MEDICAL
                              ----------------------       ----------------------
Fixed maturities:
Gross unrealized gains        $     -       $  3,385       $      -       $ 1,441
Gross unrealized losses             -           (163)             -           (56)

Equity securities:
Gross unrealized gains            234         45,297            122        29,164
Gross unrealized losses             -           (885)             -              -
                              ----------------------       ----------------------
                                  234         47,634            122        30,549
Deferred income taxes             (82)       (16,672)           (43)      (10,691)
                              ----------------------       ----------------------
                              $   152       $ 30,962       $     79       $19,858
                              ----------------------       ----------------------
                              ----------------------       ----------------------

The amortized cost and market value of fixed maturities at December 31, 1998, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                             AMORTIZED          MARKET
                                               COST             VALUE
                                             --------------------------
Due in one year or less                       $  6,192         $  6,221
Due after one year through five years           40,322           40,982
Due after five years through ten years          27,671           28,309
Due after ten years                             87,245           89,140
                                             --------------------------
                                              $161,430         $164,652
                                             --------------------------
                                             --------------------------

Proceeds from sales of available for sale investments and the related gross realized gains and losses are as follows (in thousands):

                                                                GROSS        GROSS
                                            PROCEEDS FROM     REALIZED     REALIZED
                                                SALES           GAINS       LOSSES
                                            --------------------------------------
Year ended December 31, 1998:
Fixed maturities                              $382,048         $3,600       $(769)
Equity securities                               16,669          6,404        (286)

Year ended December 31, 1997:
Fixed maturities                               310,235          5,806        (884)
Equity securities                                6,747          2,109        (547)

Year ended December 31, 1996:
Fixed maturities                                46,735            803        (214)
Equity securities                                7,558          1,347        (165)

Net unrealized appreciation of fixed maturities increased (decreased) by $1,837,000, $(2,197,000) and $(4,691,000) and net unrealized appreciation of equity securities increased by $15,360,000, $11,417,000 and $7,140,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

4. RETROSPECTIVE PREMIUMS

The components of retrospective premiums at December 31 are as follows (in thousands):

                                                   1998             1997
                                                  -----------------------
Retrospective premium credits declared:
Minnesota policyholders                           $5,200           $5,000
North Dakota policyholders                           280                -
Iowa policyholders active at date of merger
and renewing in 1999 and 1998                      3,063            3,100
Favorable development on pre-merger IPMIT
liabilities not yet approved for credit                -            1,805
                                                  -----------------------
                                                  $8,543           $9,905
                                                  -----------------------
                                                  -----------------------

A provision of the agreement and plan of merger between IPMIT and the Company requires that any favorable development of certain pre-merger liabilities of IPMIT be paid to the former IPMIT policyholders who remain active Midwest Medical purchasers of insurance as of the date of payment through a retrospective premium credit. The agreement further stipulates that any amounts due under this provision must be finalized using financial information available as of December 31, 1998. Final amounts due under this provision will be paid to physician purchasers of insurance in early 1999. Actual payments of $3,073,000 and $2,501,000 were made to former IPMIT policyholders in 1998 and 1997, respectively. Actual retrospective premium payments made to Minnesota policyholders' accounts in 1998 and 1997 were $5,008,000 and $4,803,000, respectively.

A provision of the agreement and plan of merger between MLM and the Company requires that any favorable development of certain pre-merger liabilities of MLM be paid to the former MLM policyholders who remain active Midwest Medical purchasers of insurance as of the date of payment through a retrospective premium credit. The agreement further stipulates that any amounts due under this provision must be settled no later than June 5, 2001. As of December 31, 1998, there has been no favorable development and therefore there is no accrual related to this provision.

5. UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

The reconciliation of the liability for unpaid losses and loss adjustment expenses is as follows (in thousands):

                                                                        1998            1997           1996
                                                                     ------------------------------------------
Balance as of January 1, net of reinsurance
recoverables                                                         $  89,394       $  90,342       $  96,424

     Incurred related to:
     Current year                                                       41,927          40,186          41,101
     Prior years                                                        (4,433)         (8,352)         (8,844)
                                                                     ------------------------------------------
     Total incurred                                                     37,494          31,834          32,257

     Paid related to:
     Current year                                                        3,666           2,685           4,885
     Prior years                                                        28,755          30,097          33,454
                                                                     ------------------------------------------
     Total paid                                                         32,421          32,782          38,339
                                                                     ------------------------------------------

     Balance as of December 31, net of reinsurance
     recoverables                                                       94,467          89,394          90,342

     Reinsurance recoverables at December 31                            16,497          18,412          19,695
                                                                     ------------------------------------------

     Balance as of December 31, gross                                $ 110,964       $ 107,806       $ 110,037
                                                                     ------------------------------------------
                                                                     ------------------------------------------

The Company continually evaluates emerging trends in the development of loss liabilities including the trends related to the pre-merger IPMIT and MLM business. Based on this analysis, management periodically adjusts their estimates of ultimate losses. See Note 4 regarding retrospective premium credits paid and accrued.

6. INCOME TAXES

Components of income taxes are as follows (in thousands):

                            1998          1997         1996
                           ---------------------------------
Current provision          $1,335        $2,969       $1,160
Deferred tax provision      1,354         1,494          298
                           ---------------------------------
                           $2,689        $4,463       $1,458
                           ---------------------------------
                           ---------------------------------

The Company's income taxes differ from the federal statutory rate applied to income before tax as follows (in thousands):

                                                                 1998          1997         1996
                                                                ---------------------------------
Income before tax at the federal statutory rate
         of 35%                                                 $3,023        $4,817       $3,129
Tax-exempt income (net of proration adjustment)                      -          (775)      (1,374)
Dividends received deductions (net of proration adjustment)        (99)          (89)         (78)
State income taxes, net of federal tax benefit                      37           198           50
Payment of prior year taxes                                          -           300            -
Recovery of prior year taxes                                      (267)            -            -
Proceeds on life insurance                                           -             -         (368)
Other                                                               (5)           12           99
                                                                ---------------------------------
                                                                $2,689        $4,463       $1,458
                                                                ---------------------------------
                                                                ---------------------------------

The deferred income tax provision includes the following differences between financial and income tax reporting (in thousands):


                                                                   1998          1997           1996
                                                                 --------------------------------------
Discounting of post-1986 unpaid losses and loss
adjustment expenses                                              $   842        $   323        $ 1,190
Liabilities not currently deductible                                 596            636           (274)
Unearned premiums                                                   (151)            57              6
Utilization of alternative minimum tax carryforwards
                                                                       -            496              -
Alternative minimum tax carryforwards                                  -              -           (496)
Other                                                                 67            (18)          (128)
                                                                 --------------------------------------
                                                                 $ 1,354        $ 1,494        $   298
                                                                 --------------------------------------
                                                                 --------------------------------------

The Company made income tax payments of $3,041,000, $1,518,000 and $3,260,000 in 1998, 1997 and 1996, respectively.

The components of the net deferred income tax (liability) asset as of December 31 are as follows (in thousands):

                                                      1998              1997
                                                    --------------------------
Deferred tax assets:
Unpaid losses and loss adjustment expenses          $  4,154          $  4,996
Liabilities not currently deductible                   1,079             1,675
Unearned premiums                                        628               477
Other                                                    550               552
                                                    --------------------------
                                                       6,411             7,700
Deferred tax liabilities:
Unrealized gains                                     (16,754)          (10,734)
Other                                                   (623)             (558)
                                                    --------------------------
                                                     (17,377)          (11,292)
                                                    --------------------------
                                                    $(10,966)         $ (3,592)
                                                    --------------------------
                                                    --------------------------

Management has determined that no valuation allowances were necessary for unrealizable portions of deferred tax assets. This was supported primarily through the presence of taxable income in carryback years and reversals of existing temporary differences which provide taxable income in future years. A portion of the deferred tax assets was supported through reliance on available tax planning strategies which could be implemented at no cost.

7. REINSURANCE

To reduce overall risk, including exposure to large losses, the Company participates in various reinsurance programs. Midwest Medical would only become liable for losses in excess of stipulated amounts in the event that any reinsuring company were unable to meet its obligations under the existing agreement. Management is not aware of any such default at December 31, 1998. Reinsurance recoverables on paid and unpaid losses of $16,277,000 and $16,141,000 are associated with a single reinsurer, General Reinsurance Corporation, at December 31, 1998 and 1997, respectively.

Midwest Medical is authorized to issue policies with limits not to exceed $12,000,000 for each claim and $14,000,000 in the aggregate under each policy in any one policy year. Limits in excess of $12,000,000 for each claim and $14,000,000 annual aggregate are available to physicians and clinics through reinsurance placed on a facultative basis by Midwest Medical. The Company generally retains the first $750,000 of each claim and reinsures the remainder through a treaty under which premiums are subject to adjustment based on experience.

Total ceded reinsurance premiums, before the effects of treaty commutations, for the years ended December 31, 1998, 1997 and 1996 were $3,104,000, $3,329,000 and
$6,416,000, respectively. Loss and loss adjustment expenses incurred are net of applicable reinsurance of $2,240,000, $2,455,000 and $2,459,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

In 1998, the Company commuted reinsurance treaties covering the period January 1, 1991 through December 31, 1991. Net premiums recovered as a result of these commutations of $789,000 have been included in net premiums earned in 1998.

In 1996, the Company commuted reinsurance treaties covering the period January 1, 1989 through December 31, 1990. Net premiums recovered as a result of these commutations of $2,194,000 have been included in net premiums earned in 1996.

8. OTHER COMMITMENTS

In the normal course of claim settlement, Midwest Medical negotiates structured settlements including the purchase of annuities from life insurance companies with an A+ rating from A.M. Best (an industry rating organization) at the date of issue and a minimum of $100 million in surplus. These annuities guarantee a stream of payments to the claimant holding the annuity. The majority of these settlements have been assigned to the life insurance company which releases Midwest Medical from any future contractual liability to the claimant. Midwest Medical and its reinsurers could only become liable for ultimate settlement of those claims which have not been assigned. At December 31, 1998 and 1997, respectively, non-assigned structured settlements guaranteed $5,820,000 and $12,299,000 of payments under annuity contracts for which Midwest Medical and its reinsurers paid $2,627,000 and $4,726,000. In the event that the insurance company issuing the annuity was unable to meet its obligation under the terms provided, Midwest Medical would be liable for the ultimate settlement.

9. BENEFIT PLANS

The Company has a non-contributory defined contribution pension plan covering substantially all employees. Contributions to the plan are based upon each covered employee's salary. The Company also sponsors a 401(k) plan covering substantially all employees and provides a fifty percent match on employee contributions subject to certain limitations. Total contributions charged to expense for the years ended December 31, 1998, 1997 and 1996 were $521,000, $393,000 and $371,000, respectively.

The Company provides an unfunded Supplemental Executive Retirement Plan (SERP) which is a non-qualified, defined benefit retirement plan covering certain Company officers. Benefits are based upon years of service and compensation. Although the plan is technically unfunded, the Company invests in specified assets which are designed to coordinate with the projected obligation under the SERP. The net periodic pension cost for this plan was $404,000, $363,000 and $323,000 for the years ended December 31, 1998, 1997 and 1996, respectively. The liability recognized in the consolidated balance sheets at December 31, 1998 and 1997 related to this plan was $2,439,000 and $2,192,000, respectively.

The Company also provides medical benefits to retirees through a defined benefit post-retirement plan which covers substantially all employees. The net periodic post-retirement benefit cost for the years ended December 31, 1998, 1997 and 1996 was $41,000, $27,000 and $30,000, respectively. As of December 31, 1998 the plan was fully funded. As of December 31, 1997, the net post-retirement benefit plan liability was $4,000.

10. RECONCILIATION WITH STATUTORY ACCOUNTING PRINCIPLES

The following is a reconciliation of net income and shareholders' equity under generally accepted accounting principles with that reported for Midwest Medical on a statutory basis (in thousands):

Net Income

                                                              YEAR ENDED DECEMBER 31
                                                        1998           1997            1996
                                                      ---------------------------------------
As reported under generally accepted
accounting principles                                 $  5,948       $  9,300        $  7,481
(Income) loss of non-insurance entities                  1,104           (272)         (1,070)
                                                      ---------------------------------------
On the basis of generally accepted accounting
principles, Midwest Medical only                         7,052          9,028           6,411
Additions (deductions):
Deferred income taxes                                    1,390          1,525             445
Other                                                        -              -             123
                                                      ---------------------------------------
On the basis of statutory accounting
principles                                            $  8,442       $ 10,553        $  6,979
                                                      ---------------------------------------
                                                      ---------------------------------------

Shareholders' Equity


                                                                          DECEMBER 31
                                                           1998             1997             1996
                                                      -------------------------------------------
As reported under generally accepted
accounting principles                                 $ 142,446        $ 126,290        $ 111,278

Additions (deductions):
Deferred income taxes                                    11,526            4,158             (590)
Unrealized (gain) loss on fixed maturities
                                                         (3,222)          (1,385)          (3,580)
Other                                                       (34)              (3)             (41)
                                                      --------------------------------------------
On the basis of statutory accounting principles       $ 150,716        $ 129,060        $ 107,067
                                                      -------------------------------------------
                                                      -------------------------------------------

The equity of Midwest Holding, exclusive of the carrying value of its investment in Midwest Medical, is subject to redemption and therefore reported outside of shareholders' equity under the caption redeemable stock. As a result, consolidated other shareholders' equity as reported on the balance sheets represents equity of Midwest Medical only under generally accepted accounting principles.

Under Minnesota insurance statutes, Midwest Medical is required to maintain statutory surplus in excess of ten times its per occurrence reinsurance retention limit. The minimum level is $7,500,000 for 1998 and 1997.

11. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except for share and per share amounts):


                                                              1998           1997           1996
                                                          ---------------------------------------
Numerator for basic and dilutive earnings per share
available to common shareholders
                                                          $  5,948       $  9,300       $  7,481
                                                          ---------------------------------------
                                                          ---------------------------------------
Denominator:
Denominator for basic earnings per share--weighted
average shares                                             123,004        119,554        116,071

Effect of dilutive securities:
         Unvested shares                                    13,247         12,873         12,188
                                                          ---------------------------------------
Denominator for dilutive earnings per
share--adjusted weighted-average shares and assumed
conversions                                                136,251        132,427        128,259
                                                          ---------------------------------------
                                                          ---------------------------------------
Basic earnings per share                                  $  48.36       $  77.79       $  64.45
                                                          ---------------------------------------
                                                          ---------------------------------------
Diluted earnings per share                                $  43.65       $  70.23       $  58.33
                                                          ---------------------------------------
                                                          ---------------------------------------

12. NET REDEMPTION VALUE

The net redemption value per share of the Class A common shares was as follows:


                                                 MIDWEST             CLASS A         NET REDEMPTION
                                                 HOLDING          COMMON SHARES         VALUE PER
                                                NET EQUITY          OUTSTANDING           SHARE
                                             -------------------------------------------------------------
                                                  (000S)
December 31, 1994                                   $7,712              116,855*             $66.00
                                             -------------                            -------------
                                             -------------                            -------------
December 31, 1995                                   $6,975              116,251*             $60.00
                                             -------------                            -------------
                                             -------------                            -------------
December 31, 1996                                   $7,604              118,209              $64.33
                                             -------------                            -------------
                                             -------------                            -------------
December 31, 1997                                   $7,477              121,322              $61.63
                                             -------------                            -------------
                                             -------------                            -------------
December 31, 1998                                   $8,147              125,682              $64.81
                                             -------------                            -------------
                                             -------------                            -------------

* Includes pro forma shares related to merger.

                           Report of Independent Auditors

Board of Directors
Midwest Medical Insurance Holding Company and Subsidiaries

We have audited the consolidated financial statements of Midwest Medical Insurance Holding Company and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, and have issued our report thereon dated February 1, 1999 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 16(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



Minneapolis, Minnesota
February 1, 1999

             MIDWEST MEDICAL INSURANCE HOLDING COMPANY AND SUBSIDIARIES
                                  (PARENT COMPANY)
             SCHEDULE II--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                   BALANCE SHEETS


                                                                                   DECEMBER 31
                                                                             1998              1997
                                                                            ------------------------
                                                                                 (IN THOUSANDS)
ASSETS
Fixed maturities                                                             $      -       $  1,308
Short-term investments                                                          1,310          2,730
Investment in subsidiaries                                                    145,032        126,290
Accrued investment income                                                           -             40
Other                                                                           8,385          6,881
                                                                            ------------------------
Total assets                                                                 $154,727       $137,249
                                                                            ------------------------
                                                                            ------------------------

LIABILITIES, REDEEMABLE STOCK AND
OTHER SHAREHOLDERS' EQUITY

LIABILITIES
Accounts payable                                                             $     43       $    111
Accrued expenses and other liabilities                                          4,091          3,371
                                                                            ------------------------
                                                                                4,134          3,482
REDEEMABLE STOCK
Class A Common Stock                                                            8,146          7,476
Class B Common Stock                                                                1              1
                                                                            ------------------------
                                                                                8,147          7,477
OTHER SHAREHOLDERS' EQUITY
Additional paid-in capital                                                     12,789         12,789
Retained earnings, comprised of undistributed earnings
of subsidiaries                                                                98,695         93,643
Unrealized appreciation on investments, net of income
taxes                                                                          30,962         19,858
                                                                            ------------------------
                                                                              142,446        126,290
Total liabilities, redeemable stock and
other shareholders' equity                                                   $154,727       $137,249
                                                                            ------------------------
                                                                            ------------------------

SEE ACCOMPANYING NOTE.

Midwest Medical Insurance Holding Company and Subsidiaries
(Parent Company)

Schedule II--Condensed Financial Information of Registrant (continued)

Statements of Income


                                                                       YEAR ENDED DECEMBER 31
                                                                1998            1997            1996
                                                               ---------------------------------------
                                                                            (IN THOUSANDS)
REVENUES
Management fee from subsidiaries                                 $14,038          $9,901      $8,706
Investment income                                                    489              64         726
Other income                                                           7               2           4
                                                               ---------------------------------------
                                                                  14,534           9,967       9,436
EXPENSES
Operating and administrative                                      14,267           9,535       8,357
                                                               ---------------------------------------
Income before income taxes and other items                           267             432       1,079
Income tax expense                                                   104             162           9
                                                               ---------------------------------------
Income before equity in undistributed income
of subsidiaries                                                      163             270       1,070
Equity in undistributed income of subsidiaries                     5,785           9,030       6,411
                                                               ---------------------------------------
Net income                                                        $5,948          $9,300      $7,481
                                                               ---------------------------------------
                                                               ---------------------------------------

SEE ACCOMPANYING NOTE.

Midwest Medical Insurance Holding Company and Subsidiaries
(Parent Company)

Schedule II--Condensed Financial Information of Registrant (continued)

Statements of Cash Flows

                                                                       YEAR ENDED DECEMBER 31
                                                             1998            1997            1996
                                                          -------------------------------------------
                                                                         (IN THOUSANDS)
Net cash (used in) provided by operating
activities                                                $   (366)       $   (527)       $   (877)

INVESTING ACTIVITIES
Purchase of fixed maturities                               (21,758)        (38,979)        (20,469)
Sales of fixed maturities                                   22,826          38,701          20,289
Calls and maturities of fixed maturities                       250               -               -
Sales of short-term investments, net                         1,420           1,453           1,338
Capitalization of Solutions                                 (3,850)              -               -

FINANCING ACTIVITIES
Redemption of Class A Common Stock                            (522)           (648)           (608)
Dividend from Midwest Medical                                2,000               -             327
                                                          -------------------------------------------

Increase in cash                                                 -               -               -
Cash at beginning of year                                        -               -               -
                                                          -------------------------------------------
Cash at end of year                                       $      -        $      -        $      -
                                                          -------------------------------------------
                                                          -------------------------------------------

SEE ACCOMPANYING NOTE.

Midwest Medical Insurance Holding Company and Subsidiaries
(Parent Company)

Schedule II--Condensed Financial Information of Registrant (continued)

Note to Condensed Financial Statements

December 31, 1998




The accompanying condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Midwest Medical Insurance Holding Company and Subsidiaries.

See Note 2 to the consolidated financial statements of Midwest Medical Insurance Holding Company and Subsidiaries for a description of the redeemable stock.

           MIDWEST MEDICAL INSURANCE HOLDING COMPANY AND SUBSIDIARIES

                            SCHEDULE IV--REINSURANCE

          COL. A                            COL. B        COL. C          COL. D          COL. E        COL. F
------------------------------------------------------------------------------------------------------------------
                                                                                                      PERCENTAGE
                                                           CEDED TO      ASSUMED                       OF AMOUNT
                                            GROSS            OTHER     FROM OTHER          NET        ASSUMED TO
                                            AMOUNT         COMPANIES    COMPANIES         AMOUNT          NET
------------------------------------------------------------------------------------------------------------------
                                                                      (IN THOUSANDS)
Year ended December 31, 1998:
Insurance premiums:
     Property/casualty insurance            $37,518         $2,601          $97            $35,014       0.3%

Year ended December 31, 1997:
Insurance premiums:
     Property/casualty insurance             36,511          3,595            -             32,916       N/A

Year ended December 31, 1996:
Insurance premiums:
     Property/casualty insurance             34,006          2,829            -             31,177       N/A





NOTE TO SCHEDULE IV:

Ceded premiums for the years ended December 31, 1998, 1997 and 1996 are net of reductions (additions) in ceded premiums related to swing rated reinsurance treaties of $2,550,000, $(3,688,000), and $748,000 respectively. Ceded premiums in 1996 are also net of proceeds from commutations of reinsurance covering the period January 1, 1989 through December 31, 1990 of $2,194,000. Ceded premiums in 1998 are also net of proceeds from commutations of reinsurance covering the period January 1, 1991 through December 31, 1991 of $789,000.

Midwest Medical Insurance Holding Company and Subsidiaries

Schedule VI--Supplemental Information Concerning Property/Casualty Insurance Operations


                                           DECEMBER 31
                      -----------------------------------------------------
        COL. A            COL. B        COL. C        COL. D       COL. E
------------------------------------------------------------------------------

                                     RESERVES FOR
                         DEFERRED   UNPAID LOSSES   DISCOUNT,
     AFFILIATION          POLICY       AND LOSS      IF ANY,
         WITH          ACQUISITION    ADJUSTMENT   DEDUCTED IN    UNEARNED
      REGISTRANT          COSTS        EXPENSES      COLUMN C     PREMIUMS
------------------------------------------------------------------------------

Consolidated
property/casualty
entities
       1998               N/A          $110,964       N/A        $8,173

       1997               N/A           107,806       N/A         6,072

       1996               N/A           110,037       N/A         6,860


                                 YEAR ENDED DECEMBER 31
---------------------------------------------------------------------------------------
 COL. F      COL. G             COL. H             COL. I        COL. J        COL. K
---------------------------------------------------------------------------------------
                          LOSSES AND LOSS
                         ADJUSTMENT EXPENSES
                         INCURRED RELATED TO    AMORTIZATION      PAID
                         -------------------    OF DEFERRED      LOSSES
               NET         (1)         (2)         POLICY       AND LOSS
 EARNED    INVESTMENT    CURRENT      PRIOR     ACQUISITION    ADJUSTMENT     PREMIUMS
PREMIUMS     INCOME        YEAR        YEAR        COSTS        EXPENSES      WRITTEN
---------------------------------------------------------------------------------------
         (IN THOUSANDS)

$35,014    $10,919      $41,927     $(4,433)        N/A        $32,421       $39,431

 32,916     11,509       40,186      (8,352)        N/A         32,782        35,722

 31,177     12,061       41,101      (8,844)        N/A         38,339        31,167



        ALLOCATION SCHEDULE - ALL STATES EXCEPT IOWA AND NEBRASKA

Practice                                                                                  Shares per Year
DESCRIPTION                                                                    Rate             (Rate
------------                                                                                 Relativity)
                                                                                             -----------
Administrative Medicine-No Surg-NOC                                              7               0.70
Forensic/Legal Medicine                                                          7               0.70
Ltd Gen Practice-No Surg-NOC                                                     7               0.70
Occupational Medicine                                                            7               0.70
Pathology-No Surg                                                                7               0.70
Physiatry-Phys Med/Rehab                                                         7               0.70
Psychiatry-Incl Child-No ECT-No Surg                                             7               0.70
Psychoanalysis                                                                   7               0.70
Psychosomatic Medicine                                                           7               0.70
Aerospace Medicine                                                              10               1.00
Allergy                                                                         10               1.00
Colon & Rectal-No Surg-NOC                                                      10               1.00
Dermatology-No Surg                                                             10               1.00
Family Practice or General Practice-No Surg                                     10               1.00
General Preventive Medicine-No Surg                                             10               1.00
Geriatrics-No Surg                                                              10               1.00
Gynecology-No Surg                                                              10               1.00
Hand-No Surg-NOC                                                                10               1.00
Head & Neck-No Surg-NOC                                                         10               1.00
Hypnosis                                                                        10               1.00
Laryngology-No Surg                                                             10               1.00
Neoplastic Disease-No Surg                                                      10               1.00
Nuclear Medicine                                                                10               1.00
Nutrition                                                                       10               1.00
OB/GYN-No Surg-NOC                                                              10               1.00
Obstetrics-No Surg-NOC                                                          10               1.00
Opthalmology-No Surg                                                            10               1.00
Orthopedics-No Surg-NOC                                                         10               1.00
Otology-No Surg                                                                 10               1.00
Otorhinolaryngology-No Surg                                                     10               1.00
Pediatrics-No Surg                                                              10               1.00
Pharmacology-Clinical                                                           10               1.00
Physician-No Surg-NOC                                                           10               1.00
Plastic-No Surg-NOC                                                             10               1.00


                                      A-1


Public Health                                                                   10               1.00
Radiology-Diagnostic-No Surg                                                    10               1.00
Rhinology-No Surg                                                               10               1.00
Thoracic-No Surg-NOC                                                            10               1.00
Urology-No Surg-NOC                                                             10               1.00
Vascular-No Surg-NOC                                                            10               1.00
Cardiovascular Diseases-No Surg                                                 15               1.2
Diabetes-No Surg                                                                15               1.2
Endocrinology-No Surg                                                           15               1.2
Gastroenterolgy-No Surg                                                         15               1.2
Hematology-No Surg                                                              15               1.2
Infectious Disease-No Surg                                                      15               1.2
Internal Medicine-No Surg                                                       15               1.2
Nephrology-No Surg                                                              15               1.2
Oncology-No Surg-NOC                                                            15               1.2
Opthalmology-Min Surg                                                           15               1.2
Pulmonary Disease-No Surg                                                       15               1.2
Rhuematology-No Surg                                                            15               1.2
Allergy-Minor Surg-Asst Own Pts                                                 20               1.5
Anesthesiology                                                                  20               1.5
Cardiovascular Diseases-Min Surg                                                20               1.5
Colon & Rectal-Minor Surgery-Asst Own                                           20               1.5
Dermatology-Min Surg                                                            20               1.5
Diabetes-Min Surg                                                               20               1.5
Endocrinology-Min Surg                                                          20               1.5
Family Practice or General Practice-Min Surg                                    20               1.5
Gastroenterolgy-Min Surg                                                        20               1.5
Geriatrics-Min Surg                                                             20               1.5
Gynecology-Min Surg                                                             20               1.5
Hand-Minor Surgery-Asst Own Pts                                                 20               1.5
Head & Neck-Minor Surgery-Asst Own                                              20               1.5
Hematology-Min Surg                                                             20               1.5
Infectious Disease-Min Surg                                                     20               1.5
Intensive Care Medicine                                                         20               1.5
Internal Medicine-Min Surg                                                      20               1.5
Laryngology-Min Surg                                                            20               1.5
Neoplastic Disease-Min Surg                                                     20               1.5
Nephrology-Min Surg                                                             20               1.5
Neurology-Incl Child-Min Surg                                                   20               1.5
Neurology-Incl Child-No Surg                                                    20               1.5


                                      A-2


Nuclear Medicine-Minor Surgery-No Rad                                           20               1.5
Occupational Medicine-Minor Surgery-Asst                                        20               1.5
Orthopedics-Minor Surgery-Asst Own                                              20               1.5
Otology-Min Surg                                                                20               1.5
Otorhinolaryngology-Min Surg                                                    20               1.5
Pathology-Min Surg                                                              20               1.5
Pediatrics-Min Surg                                                             20               1.5
Physician-Min Surg-NOC                                                          20               1.5
Plastic-Minor Surgery-Asst Own Pts                                              20               1.5
Psychiatry-Incl ECT-No Maj                                                      20               1.5
Pulmonary Disease-Minor Surgery                                                 20               1.5
Radiology-Diagnostic-Min Surg                                                   20               1.5
Rhinology-Min Surg                                                              20               1.5
Rhuematology-Minor Surgery-Asst Own                                             20               1.5
S-Ophthalmology                                                                 20               1.5
Sports Medicine-Min Surg                                                        20               1.5
Broncho-Esophagology                                                            30               2.10
Cardivasc Dis-Incl Cath-No Maj                                                  30               2.10
Dermatology-Incl Rad Therapy                                                    30               2.10
Emergency Medicine-No Maj Surg                                                  30               2.10
Lasers-Used in Therapy                                                          30               2.10
Neonatology                                                                     30               2.10
Neurology-Incl ECT-No Maj Surg                                                  30               2.10
Neurology-Maj Risk Proc-No Maj Surg                                             30               2.10
Nuclear Med-Incl Rad Ther-No Maj                                                30               2.10
Pediatrics-Maj Risk Proc-No Surg                                                30               2.10
Physician-No Maj-Acupunture                                                     30               2.10
Physician-No Maj-Angiography                                                    30               2.10
Physician-No Maj-Arteriography                                                  30               2.10
Physician-No Maj-Catheterization                                                30               2.10
Physician-No Maj-Colonoscopy                                                    30               2.10
Physician-No Maj-Discograms                                                     30               2.10
Physician-No Maj-ERCP                                                           30               2.10
Physician-No Maj-Laparoscopy                                                    30               2.10
Physician-No Maj-Lasers-Used in therapy                                         30               2.10
Physician-No Maj-Lymphangiography                                               30               2.10
Physician-No Maj-Myleography                                                    30               2.10
Physician-No Maj-Needle Biopsy                                                  30               2.10
Physician-No Maj-Phlebography                                                   30               2.10
Physician-No Maj-Pneumatic/Mech Esoph Dilation                                  30               2.10


                                      A-3


Physician-No Maj-Pneumoencephalography                                          30               2.10
Physician-No Maj-Radiation Therapy                                              30               2.10
Physician-No Maj-Radiopaque Dye                                                 30               2.10
Physicians-Maj Risk Proc-No Surg                                                30               2.10
S-Colon & Rectal                                                                30               2.10
S-Endocrinology                                                                 30               2.10
S-Family Practice-Ob-No C-Sections                                              30               2.10
S-Gastroenterology                                                              30               2.10
S-Geriatrics                                                                    30               2.10
S-Neoplastic                                                                    30               2.10
S-Nephrology                                                                    30               2.10
S-Urological                                                                    30               2.10
Emergency Medicine-Incl Maj Surg                                                40               2.60
S-Abdominal                                                                     40               2.60
S-Family Practice-OB-C-Sections                                                 40               2.60
S-Otorhinolaryngology                                                           40               2.60
S-Plastic-Otorhinolaryngology                                                   40               2.60
S-Rhinology                                                                     40               2.60
S-General                                                                       43               3.20
Foot and Ankle Surgery                                                          50               4.0
Oral Maxillofacial Surgery                                                      50               4.0
S-Dermatologic                                                                  50               4.0
S-Gynecology                                                                    50               4.0
S-Laryngology                                                                   50               4.0
S-Neonatology                                                                   50               4.0
S-Otology                                                                       50               4.0
S-Plastic-NOC                                                                   50               4.0
Fetal & Maternal Medicines                                                      60               5.50
S-Cardiac                                                                       60               5.50
S-Cardiovascular Disease                                                        60               5.50
S-Hand                                                                          60               5.50
S-Head & Neck                                                                   60               5.50
S-OB/GYN                                                                        60               5.50
S-Obstetrics                                                                    60               5.50
S-Orthopedic-Excl Spine                                                         60               5.50
S-Orthopedic-Incl Spine                                                         60               5.50
S-Thoracic                                                                      60               5.50
S-Vascular                                                                      60               5.50
S-Traumatic                                                                     70               6.50
S-Neurology-Incl Child                                                          80               9.00

                        ALLOCATION SCHEDULE - IOWA
Practice                                                                                   Shares per Year
DESCRIPTION                                                                Rate Class           (Rate
------------                                                                                 Relativity)
                                                                                          ---------------
Administrative Medicine-No Surg-NOC                                              7               0.83
Ltd Gen Practice-No Surg-NOC                                                     7               0.83
Psychiatry-Incl Child-No ECT-No Surg                                             7               0.83
Psychoanalysis                                                                   7               0.83
Psychosomatic Medicine                                                           7               0.83
Aerospace Medicine                                                              10               1.00
Allergy                                                                         10               1.00
Cardiovascular Diseases-No Surg                                                 10               1.00
Colon & Rectal-No Surg-NOC                                                      10               1.00
Dermatology-No Surg                                                             10               1.00
Diabetes-No Surg                                                                10               1.00
Endocrinology-No Surg                                                           10               1.00
Family Practice or General Practice-No Surg                                     10               1.00
Forensic/Legal Medicine                                                         10               1.00
Gastroenterolgy-No Surg                                                         10               1.00
General Preventive Medicine-No Surg                                             10               1.00
Geriatrics-No Surg                                                              10               1.00
Gynecology-No Surg                                                              10               1.00
Hand-No Surg-NOC                                                                10               1.00
Head & Neck-No Surg-NOC                                                         10               1.00
Hematology-No Surg                                                              10               1.00
Hypnosis                                                                        10               1.00
Infectious Disease-No Surg                                                      10               1.00
Internal Medicine-No Surg                                                       10               1.00
Laryngology-No Surg                                                             10               1.00
Neoplastic Disease-No Surg                                                      10               1.00
Nephrology-No Surg                                                              10               1.00
Neurology-Incl Child-No Surg                                                    10               1.00
Nuclear Medicine                                                                10               1.00
Nutrition                                                                       10               1.00
OB/GYN-No Surg-NOC                                                              10               1.00
Obstetrics-No Surg-NOC                                                          10               1.00
Occupational Medicine                                                           10               1.00
Opthalmology-No Surg                                                            10               1.00
Orthopedics-No Surg-NOC                                                         10               1.00


                                      A-5


Otology-No Surg                                                                 10               1.00
Otorhinolaryngology-No Surg                                                     10               1.00
Pathology-No Surg                                                               10               1.00
Pediatrics-No Surg                                                              10               1.00
Pharmacology-Clinical                                                           10               1.00
Physiatry-Phys Med/Rehab                                                        10               1.00
Physician-No Surg-NOC                                                           10               1.00
Plastic-No Surg-NOC                                                             10               1.00
Public Health                                                                   10               1.00
Radiology-Diagnostic-No Surg                                                    10               1.00
Rhuematology-No Surg                                                            10               1.00
Rhinology-No Surg                                                               10               1.00
Thoracic-No Surg-NOC                                                            10               1.00
Urology-No Surg-NOC                                                             10               1.00
Vascular-No Surg-NOC                                                            10               1.00
Oncology-No Surg-NOC                                                            15               1.20
Pulmonary Disease-No Surg                                                       15               1.20
Allergy-Minor Surg-Asst Own Pts                                                 20               1.52
Anesthesiology                                                                  20               1.52
Cardiovascular Diseases-Min Surg                                                20               1.52
Colon & Rectal-Minor Surgery-Asst Own                                           20               1.52
Dermatology-Min Surg                                                            20               1.52
Diabetes-Min Surg                                                               20               1.52
Endocrinology-Min Surg                                                          20               1.52
Family Practice or General Practice-Min Surg                                    20               1.52
Gastroenterolgy-Min Surg                                                        20               1.52
Geriatrics-Min Surg                                                             20               1.52
Gynecology-Min Surg                                                             20               1.52
Hand-Minor Surgery-Asst Own Pts                                                 20               1.52
Head & Neck-Minor Surgery-Asst Own                                              20               1.52
Hematology-Min Surg                                                             20               1.52
Infectious Disease-Min Surg                                                     20               1.52
Intensive Care Medicine                                                         20               1.52
Internal Medicine-Min Surg                                                      20               1.52
Laryngology-Min Surg                                                            20               1.52
Neoplastic Disease-Min Surg                                                     20               1.52
Nephrology-Min Surg                                                             20               1.52
Neurology-Incl Child-Min Surg                                                   20               1.52
Nuclear Medicine-Minor Surgery-No Rad                                           20               1.52
Occupational Medicine-Minor Surgery-Asst                                        20               1.52


                                      A-6


Opthalmology-Min Surg                                                           20               1.52
Orthopedics-Minor Surgery-Asst Own                                              20               1.52
Otology-Min Surg                                                                20               1.52
Otorhinolaryngology-Min Surg                                                    20               1.52
Pathology-Min Surg                                                              20               1.52
Pediatrics-Min Surg                                                             20               1.52
Physician-Min Surg-NOC                                                          20               1.52
Plastic-Minor Surgery-Asst Own Pts                                              20               1.52
Psychiatry-Incl ECT-No Maj                                                      20               1.52
Pulmonary Disease-Minor Surgery                                                 20               1.52
Radiology-Diagnostic-Min Surg                                                   20               1.52
Rhinology-Min Surg                                                              20               1.52
Rhuematology-Minor Surgery-Asst Own                                             20               1.52
S-Ophthalmology                                                                 20               1.52
Sports Medicine-Min Surg                                                        20               1.52
S-Family Practice-Ob-No C-Sections                                              25               2.00
S-Urological                                                                    25               2.00
Broncho-Esophagology                                                            30               2.31
Cardivasc Dis-Incl Cath-No Maj                                                  30               2.31
Dermatology-Incl Rad Therapy                                                    30               2.31
Emergency Medicine-No Maj Surg                                                  30               2.31
Lasers-Used in Therapy                                                          30               2.31
Neonatology                                                                     30               2.31
Neurology-Incl ECT-No Maj Surg                                                  30               2.31
Neurology-Maj Risk Proc-No Maj Surg                                             30               2.31
Nuclear Med-Incl Rad Ther-No Maj                                                30               2.31
Pediatrics-Maj Risk Proc-No Surg                                                30               2.31
Physician-No Maj-Acupunture                                                     30               2.31
Physician-No Maj-Angiography                                                    30               2.31
Physician-No Maj-Arteriography                                                  30               2.31
Physician-No Maj-Catheterization                                                30               2.31
Physician-No Maj-Colonoscopy                                                    30               2.31
Physician-No Maj-Discograms                                                     30               2.31
Physician-No Maj-ERCP                                                           30               2.31
Physician-No Maj-Laparoscopy                                                    30               2.31
Physician-No Maj-Lasers-Used in therapy                                         30               2.31
Physician-No Maj-Lymphangiography                                               30               2.31
Physician-No Maj-Myleography                                                    30               2.31
Physician-No Maj-Needle Biopsy                                                  30               2.31
Physician-No Maj-Phlebography                                                   30               2.31


                                      A-7


Physician-No Maj-Pneumatic/Mech Esoph Dilation                                  30               2.31
Physician-No Maj-Pneumoencephalography                                          30               2.31
Physician-No Maj-Radiation Therapy                                              30               2.31
Physician-No Maj-Radiopaque Dye                                                 30               2.31
Physicians-Maj Risk Proc-No Surg                                                30               2.31
S-Endocrinology                                                                 30               2.31
S-Gastroenterology                                                              30               2.31
S-Geriatrics                                                                    30               2.31
S-Neoplastic                                                                    30               2.31
S-Nephrology                                                                    30               2.31
Emergency Medicine-Incl Maj Surg                                                40               2.96
S-Family Practice-OB-C-Sections                                                 40               2.96
S-Otorhinolaryngology                                                           40               2.96
S-Rhinology                                                                     40               2.96
S-Dermatologic                                                                  43               3.00
S-General                                                                       46               3.62
Foot and Ankle Surgery                                                          50               4.41
Oral Maxillofacial Surgery                                                      50               4.41
S-Abdominal                                                                     50               4.41
S-Colon & Rectal                                                                50               4.41
S-Laryngology                                                                   50               4.41
S-Neonatology                                                                   50               4.41
S-Otology                                                                       50               4.41
S-Plastic-Otorhinolaryngology                                                   50               4.41
S-Cardiac                                                                       60               4.93
S-Gynecology                                                                    60               4.93
S-Hand                                                                          60               4.93
S-Head & Neck                                                                   60               4.93
S-Obstetrics                                                                    60               4.93
S-Orthopedic-Excl Spine                                                         60               4.93
S-Plastic-NOC                                                                   60               4.93
S-Orthopedic-Incl Spine                                                         70               5.98
S-Thoracic                                                                      70               5.98
S-Vascular                                                                      70               5.98
Fetal & Maternal Medicines                                                      80               7.37
S-Cardiovascular Disease                                                        80               7.37
S-OB/GYN                                                                        80               7.37
S-Traumatic                                                                     80               7.37
S-Neurology-Incl Child                                                          100              9.21

                      ALLOCATION SCHEDULE - NEBRASKA
Practice                                                                                    Shares per Year
DESCRIPTION                                                                    Rate             (Rate
-----------                                                                                   Relativity)
Administrative Medicine-No Surg-NOC                                              7               0.70
Ltd Gen Practice-No Surg-NOC                                                     7               0.70
Psychiatry-Incl Child-No ECT-No Surg                                            10               1.00
Psychoanalysis                                                                  10               1.00
Psychosomatic Medicine                                                          10               1.00
Aerospace Medicine                                                              10               1.00
Allergy                                                                         10               1.00
Cardiovascular Diseases-No Surg                                                 10               1.00
Colon & Rectal-No Surg-NOC                                                      10               1.00
Dermatology-No Surg                                                             10               1.00
Diabetes-No Surg                                                                10               1.00
Endocrinology-No Surg                                                           10               1.00
Family Practice or General Practice-No Surg                                     10               1.00
Forensic/Legal Medicine                                                         10               1.00
Gastroenterolgy-No Surg                                                         10               1.00
General Preventive Medicine-No Surg                                             10               1.00
Geriatrics-No Surg                                                              10               1.00
Gynecology-No Surg                                                              10               1.00
Hand-No Surg-NOC                                                                10               1.00
Head & Neck-No Surg-NOC                                                         10               1.00
Hematology-No Surg                                                              10               1.00
Hypnosis                                                                        10               1.00
Infectious Disease-No Surg                                                      10               1.00
Internal Medicine-No Surg                                                       10               1.00
Laryngology-No Surg                                                             10               1.00
Neoplastic Disease-No Surg                                                      10               1.00
Nephrology-No Surg                                                              10               1.00
Neurology-Incl Child-No Surg                                                    10               1.00
Nuclear Medicine                                                                10               1.00
Nutrition                                                                       10               1.00
OB/GYN-No Surg-NOC                                                              10               1.00
Obstetrics-No Surg-NOC                                                          10               1.00
Occupational Medicine                                                           10               1.00
Opthalmology-No Surg                                                            10               1.00
Orthopedics-No Surg-NOC                                                         10               1.00


                                      A-9


Otology-No Surg                                                                 10               1.00
Otorhinolaryngology-No Surg                                                     10               1.00
Pathology-No Surg                                                               10               1.00
Pediatrics-No Surg                                                              10               1.00
Pharmacology-Clinical                                                           10               1.00
Physiatry-Phys Med/Rehab                                                        10               1.00
Physician-No Surg-NOC                                                           10               1.00
Plastic-No Surg-NOC                                                             10               1.00
Public Health                                                                   10               1.00
Radiology-Diagnostic-No Surg                                                    10               1.00
Rhuematology-No Surg                                                            10               1.00
Rhinology-No Surg                                                               10               1.00
Thoracic-No Surg-NOC                                                            10               1.00
Urology-No Surg-NOC                                                             10               1.00
Vascular-No Surg-NOC                                                            10               1.00
Pulmonary Disease-No Surg                                                       10               1.00
Oncology-No Surg-NOC                                                            15               1.20
Allergy-Minor Surg-Asst Own Pts                                                 20               1.67
Cardiovascular Diseases-Min Surg                                                20               1.67
Colon & Rectal-Minor Surgery-Asst Own                                           20               1.67
Dermatology-Min Surg                                                            20               1.67
Diabetes-Min Surg                                                               20               1.67
Endocrinology-Min Surg                                                          20               1.67
Family Practice or General Practice-Min Surg                                    20               1.67
Gastroenterolgy-Min Surg                                                        20               1.67
Geriatrics-Min Surg                                                             20               1.67
Gynecology-Min Surg                                                             20               1.67
Hand-Minor Surgery-Asst Own Pts                                                 20               1.67
Head & Neck-Minor Surgery-Asst Own                                              20               1.67
Hematology-Min Surg                                                             20               1.67
Infectious Disease-Min Surg                                                     20               1.67
Intensive Care Medicine                                                         20               1.67
Internal Medicine-Min Surg                                                      20               1.67
Laryngology-Min Surg                                                            20               1.67
Neoplastic Disease-Min Surg                                                     20               1.67
Nephrology-Min Surg                                                             20               1.67
Neurology-Incl Child-Min Surg                                                   20               1.67
Nuclear Medicine-Minor Surgery-No Rad                                           20               1.67
Occupational Medicine-Minor Surgery-Asst                                        20               1.67
Opthalmology-Min Surg                                                           20               1.67


                                      A-10


Orthopedics-Minor Surgery-Asst Own                                              20               1.67
Otology-Min Surg                                                                20               1.67
Otorhinolaryngology-Min Surg                                                    20               1.67
Pathology-Min Surg                                                              20               1.67
Pediatrics-Min Surg                                                             20               1.67
Physician-Min Surg-NOC                                                          20               1.67
Plastic-Minor Surgery-Asst Own Pts                                              20               1.67
Psychiatry-Incl ECT-No Maj                                                      20               1.67
Pulmonary Disease-Minor Surgery                                                 20               1.67
Radiology-Diagnostic-Min Surg                                                   20               1.67
Rhinology-Min Surg                                                              20               1.67
Rhuematology-Minor Surgery-Asst Own                                             20               1.67
Sports Medicine-Min Surg                                                        20               1.67
Anesthesiology                                                                  30               2.18
S-Ophthalmology                                                                 30               2.18
S-Family Practice-Ob-No C-Sections                                              30               2.18
S-Urological                                                                    30               2.18
Broncho-Esophagology                                                            30               2.18
Cardivasc Dis-Incl Cath-No Maj                                                  30               2.18
Dermatology-Incl Rad Therapy                                                    30               2.18
Lasers-Used in Therapy                                                          30               2.18
Neonatology                                                                     30               2.18
Neurology-Incl ECT-No Maj Surg                                                  30               2.18
Neurology-Maj Risk Proc-No Maj Surg                                             30               2.18
Nuclear Med-Incl Rad Ther-No Maj                                                30               2.18
Pediatrics-Maj Risk Proc-No Surg                                                30               2.18
Physician-No Maj-Acupunture                                                     30               2.18
Physician-No Maj-Angiography                                                    30               2.18
Physician-No Maj-Arteriography                                                  30               2.18
Physician-No Maj-Catheterization                                                30               2.18
Physician-No Maj-Colonoscopy                                                    30               2.18
Physician-No Maj-Discograms                                                     30               2.18
Physician-No Maj-ERCP                                                           30               2.18
Physician-No Maj-Laparoscopy                                                    30               2.18
Physician-No Maj-Lasers-Used in therapy                                         30               2.18
Physician-No Maj-Lymphangiography                                               30               2.18
Physician-No Maj-Myleography                                                    30               2.18
Physician-No Maj-Needle Biopsy                                                  30               2.18
Physician-No Maj-Phlebography                                                   30               2.18
Physician-No Maj-Pneumatic/Mech Esoph Dilation                                  30               2.18


                                      A-11


Physician-No Maj-Pneumoencephalography                                          30               2.18
Physician-No Maj-Radiation Therapy                                              30               2.18
Physician-No Maj-Radiopaque Dye                                                 30               2.18
Physicians-Maj Risk Proc-No Surg                                                30               2.18
S-Endocrinology                                                                 30               2.18
S-Gastroenterology                                                              30               2.18
S-Geriatrics                                                                    30               2.18
S-Neoplastic                                                                    30               2.18
S-Nephrology                                                                    30               2.18
S-Colon & Rectal                                                                30               2.18
Emergency Medicine-No Maj Surg                                                  40               2.71
S-Family Practice-OB-C-Sections                                                 40               2.71
S-Otorhinolaryngology                                                           40               2.71
S-Rhinology                                                                     40               2.71
S-Laryngology                                                                   40               2.71
S-Otology                                                                       40               2.71
Oral Maxillofacial Surgery                                                      50               4.00
Emergency Medicine-Incl Maj Surg                                                60               4.26
S-Dermatologic                                                                  60               4.26
S-General                                                                       60               4.26
S-Abdominal                                                                     60               4.26
S-Neonatology                                                                   60               4.26
S-Plastic-Otorhinolaryngology                                                   60               4.26
S-Gynecology                                                                    60               4.26
S-Hand                                                                          60               4.26
S-Head & Neck                                                                   60               4.26
S-Plastic-NOC                                                                   60               4.26
Foot and Ankle Surgery                                                          70               5.50
S-Cardiac                                                                       70               5.50
S-Orthopedic-Excl Spine                                                         70               5.50
S-Orthopedic-Incl Spine                                                         70               5.50
S-Thoracic                                                                      70               5.50
S-Vascular                                                                      70               5.50
S-Cardiovascular Disease                                                        70               5.50
S-Traumatic                                                                     70               5.50
S-Obstetrics                                                                    80               6.52
Fetal & Maternal Medicines                                                      80               6.52
S-OB/GYN                                                                        80               6.52
S-Neurology-Incl Child                                                          90               7.86

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are the estimated expenses to be paid by the Midwest Holding in connection with the distribution of the securities being registered. All such expenses are estimated, except for the SEC registration fee:

SEC registration fee   . . . . . . . . . . . . . . . . . . . . . . . . . . .$6,372.00
Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . . .  10,000.00
Legal fees and expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .10,000.00
Printing and engraving expenses. . . . . . . . . . . . . . . . . . . . . . .10,000.00
Blue Sky fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . 5,000.00
Miscellaneous expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 628.00

       Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $42,000.00
                                                                           -----------
                                                                           -----------

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article X of the Bylaws of the registrant provides that each director, committee member, officer, and employee shall be indemnified for expenses and liabilities in the manner, under the circumstances, and to the extent permitted by Minnesota Statutes, Section 302A.521, as amended from time to time. Indemnification is also extended to certain consultants, agents, directors, officers and employees of subsidiaries of the registrant.

     Minnesota Statutes, Section 302A.521, generally requires a corporation to indemnity its directors, officers, and employees against judgments, penalties, fines, and expenses, including attorney's fees, incurred in connection with their official capacities, provided that such person (i) has not been indemnified by another with respect to the same matter, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) had no reasonable cause to believe that his conduct was unlawful, and (v) reasonably believed that his conduct was in the best interests of the corporation.

ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES.

     The registrant has made no sales of unregistered securities in the last three years.

ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a)      Exhibits.

     (3)  3A.    Restated Articles of Incorporation of the registrant
                 (Form S-4, Exhibit 3C).

     (3)  3B.    Bylaws of the registrant, as amended (Form S-4, Exhibit 3D).

     (6)  5.     Opinion and Consent of Best & Flanagan LLP

     (1)  9.     Voting Trust Agreement between the Minnesota Medical
                 Association and the Iowa Medical Society.

     (1)  10A.   Governance Agreement between the registrant and the Minnesota
                 Medical Association, holder of the registrant's Class B Common
                 Share, dated November 30, 1998.

     (1)  10B.   Lease for office space between the registrant and Lexington
                 Property Fund, L.P., dated November 1, 1997.

          10C. Management Agreement between the registrant and Midwest Medical Insurance Company dated November 30, 1998, as amended January 1, 1990, January 1, 1991 and January 1, 1996. (Incorporated herein by reference to the Annual Report on Form 10-K, SEC file number 0-21230, filed by registrant for the year ended December 31, 1996.)

     (1)  10D.   Agency Agreement with Vaaler Insurance, Inc. pursuant to which
                 Vaaler acted as agent of Midwest Medical in North Dakota, dated April 21, 1989.

     (5)  10E.   Agreement of Reinsurance between Midwest Medical Insurance
                 Company and General Reinsurance Corporation, dated January 1,
                 1998.

     (2)  10F.   Letter Employment Agreement between the registrant and
                 David P. Bounk, President and Chief Executive Officer of the registrant and Midwest Medical Insurance Company, dated
                 January 1, 1993.

     (5)  10G.   1998 Officers Short-Term Incentive Plan of the registrant.

     (4)  10H.   Amended and Restated Supplemental Executive Retirement Plan of
                 the registrant.

          10I. Agency Agreement with IMS Services, Inc. pursuant to which IMS acts as agent of Midwest Medical in Iowa, dated July 1, 1993. (Incorporated herein by reference to the Report on Form 10-K filed by the registrant for the fiscal year ended December 31, 1993, file number 0-21230.)

     (4)  10J.   Form of Termination Agreement with Executive Officers.

     (5)  21.    Subsidiaries of the registrant.

     *    23A.   Consent of Ernst & Young LLP

     (6)  24.    Powers of Attorney.

     (5)  27.    Financial Data Schedule.

(1)  Incorporated herein by reference to the registration statement on Form S-4, file number 33-55062, filed by registrant on November 25, 1993, as amended.

(2)  Incorporated herein by reference to the registration statement on Form S-1,
             SEC file number 33-70182, filed by registrant on October 12, 1993, as amended.

(3)  Incorporated herein by reference to the registration statement on Form S-4,
             SEC file number 333-00134, filed by registrant on January 10, 1996, as amended.

(4)  Incorporated herein by reference to the registration statement on Form S-1,
             SEC file number 333-29047, filed by registrant on June 11, 1997, as amended.

(5)  Incorporated herein by reference to the Annual report on Form 10-K filed by registrant for the year ended December 31, 1998.

(6)  Filed with original registration statement SEC file number 333-76999, on
             April 26, 1999.

(*)  Filed herewith.

     (b)  Financial Statement Schedules.

          The following financial statement schedules of the Midwest Holding required by Regulation S-X and Form S-1 are filed as part of this Registration Statement:

          II. Condensed Financial Information of Registrant (Parent Company)--Balance Sheets--December 31, 1998 and 1997, Statements of Income--For the Years Ended December 31, 1998 and 1997 and 1996; and, Statements of Cash Flows--For the Years Ended December 31, 1998, 1997 and 1996. Included in "FINANCIAL STATEMENTS" Section of Prospectus filed herewith.

          IV. Reinsurance Summary for the Years Ended December 31, 1998, 1997 and 1996. Included in "FINANCIAL STATEMENTS" section of Prospectus filed herewith.

          VI.    Supplemental Information Concerning Property/Casualty
     Insurance

     Operations--December 31, 1998 and 1997, and for Each of the Three Years in the Period Ended December 31, 1998. Included in "FINANCIAL STATEMENTS" section of Prospectus filed herewith.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registrant statement to include any financial statements required by 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment Number 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on July 26, 1999.

                              MIDWEST MEDICAL INSURANCE HOLDING COMPANY

                              By: /s/ David P. Bounk
                                 ----------------------------------------
                                    David P. Bounk, President and
                                        Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment Number 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 1999.


SIGNATURE                                    CAPACITY
----------                                  -----------
/s/ David P. Bounk                      Principal Executive Officer and Director
--------------------------------
David P. Bounk

/s/ Niles A. Cole
--------------------------------        Principal Financial Officer and
Niles A. Cole                           Principal Accounting Officer

               *                        Director, Chairman of the Board
--------------------------------
Andrew J.K. Smith, M.D.
               *                        Director
--------------------------------
Michael Abrams
               *                        Director
--------------------------------
John R. Balfanz, M.D.
               *                        Director
--------------------------------
Gail P. Bender, M.D.
               *                        Director
--------------------------------
James R. Bishop, M.D.
               *                        Director
--------------------------------
Roger L. Frerichs, M.D.
               *                        Director
--------------------------------
G. Richard Geier, M.D.
               *                        Director
--------------------------------
Anthony C. Jaspers, M.D.
               *                        Director
--------------------------------
Russel J. Kuzel, M.D.
               *                        Director
--------------------------------
Wayne F. Leebaw, M.D.
               *                        Director
--------------------------------

Stephen A. McCue, M.D.

                                        Director
--------------------------------
William J. McMillan, Jr., M.D.
          *                             Director
--------------------------------
Harold W. Miller, M.D.
               *                        Director
--------------------------------
Anton S. Nesse, M.D.
               *                        Director
--------------------------------
Mark D. Odlund, M.D.
               *                        Director
--------------------------------
G. William Orr, M.D.
               *                        Director
--------------------------------
Norman Rinderknecht, M.D.
               *                        Director
--------------------------------
Paul S. Sanders, M.D.
               *                        Director
--------------------------------
Richard D. Schmidt, M.D.
          *                             Director
--------------------------------
Judith F. Shank, M.D.
          *                             Director
--------------------------------
G. David Spoelhof, M.D.
          *                             Director
--------------------------------
Tom D. Throckmorton, M.D.
               *                        Director
--------------------------------
Bruce R. Trimble, M.D.

       *By: /s/ David P. Bounk
           -----------------------------------
           David P. Bounk pursuant to
           power of attorney

The above persons signing as directors constitute all of the directors of the registrant.

                                   EXHIBIT INDEX


     Exhibit                                                Page
    ---------                                              -------
     23.         Consent of Ernst & Young LLP